                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                               TETRA TECH, INC.,

                            WHALEN & COMPANY, INC.,

                           WHALEN SERVICE CORPS INC.

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN



                                 June 11, 1997

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1    DEFINITIONS.................................................    1

ARTICLE 2    TERMS OF MERGER.............................................    7

       2.1   The Merger..................................................    7
       2.2   Effective Date of the Merger................................    7
       2.3   Certificate of Incorporation of the Surviving Corporation...    7
       2.4   Bylaws of the Surviving Corporation.........................    7
       2.5   Consideration...............................................    7
       2.6   Surrender of Shares; Stock Transfer Books...................    8
       2.7   Treasury and Other Stock....................................    8

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE
             COMPANIES AND THE PRINCIPAL STOCKHOLDER.....................    8

       3.1   Organization and Good Standing..............................    8
       3.2   Investments.................................................    9
       3.3   Capital Structure of the Companies..........................    9
       3.4   Authorizations and Approvals................................    9
       3.5   No Violations...............................................   10
       3.6   Taxes.......................................................   10
       3.7   Transactions with Affiliates................................   12
       3.8   Financial Information.......................................   12
       3.9   Title to Properties.........................................   13
      3.10   Real Property...............................................   13
      3.11   Leases......................................................   13
      3.12   Fixed Assets................................................   14
      3.13   Intangible Personal Property................................   14
      3.14   Accounts Receivable.........................................   14
      3.15   Licenses and Permits........................................   14
      3.16   Insurance...................................................   15
      3.17   Absence of Certain Changes..................................   15
      3.18   Compliance with Contracts...................................   16
      3.19   Compliance With Laws........................................   17
      3.20   No Undisclosed Liabilities..................................   17
      3.21   Employees...................................................   17
      3.22   Litigation..................................................   18
      3.23   Environmental Compliance....................................   18
      3.24   Employee Benefits...........................................   19
      3.25   Bank Accounts...............................................   23
      3.26   Accounting Records..........................................   23

                         -----------------

                                                                           Page
                                                                           ----

      3.27   Foreign Corrupt Practices Act...............................   23
      3.28   Brokers and Finders.........................................   24
      3.29   Accuracy of Representations and Warranties..................   24

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF THE
             STOCKHOLDERS................................................   24

       4.1   Title to Shares.............................................   24
       4.2   Authorization and Approvals.................................   24
       4.3   No Violations...............................................   25
       4.4   Securities Law Matters......................................   25

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF TETRA TECH................   26

       5.1   Organization and Power; Foreign Qualification...............   26
       5.2   Capital Structure of Tetra Tech.............................   26
       5.3   Authorization and Enforceability of Agreements..............   26
       5.4   No Violations...............................................   27
       5.5   Financial Statements and SEC Reports........................   27
       5.6   Litigation..................................................   28
       5.7   Employee Benefits...........................................   28
       5.8   Purchase for Investment.....................................   31
       5.9   Brokers and Finders.........................................   31
      5.10   Exchange Shares.............................................   32
      5.11   No Material Adverse Changes.................................   32
      5.12   Accuracy of Representations and Warranties..................   32

ARTICLE 6    COVENANTS...................................................   32

       6.1   Taxes.......................................................   32
       6.2   Employee Matters............................................   34
       6.3   Amendment of Certificate of Incorporation...................   34
       6.4   Refunds; Tax Credit.........................................   35
       6.5   Cooperation in Audit........................................   35
       6.6   Agreement Regarding Accounts Receivable.....................   35

ARTICLE 7    CLOSING.....................................................   36

       7.1   The Closing.................................................   36
       7.2   Closing Deliveries..........................................   36
       7.3   Further Acts................................................   38


                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 8    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
             COVENANTS AND RELATED AGREEMENTS;
             INDEMNIFICATION.............................................    38

       8.1   General Liability Period....................................    38
       8.2   Tax Liability Period........................................    38
       8.3   Survival of Tetra Tech's Obligations........................    38
       8.4   Indemnity by the Principal Stockholder......................    38
       8.5   Indemnity by Tetra Tech.....................................    39
       8.6   Limitations on Recoverable Losses...........................    40
       8.7   Claims for Indemnification; Disputes........................    40
       8.8   Indemnity as Exclusive Remedy...............................    42

ARTICLE 9    GENERAL PROVISIONS..........................................    42

       9.1   Entire Agreement; Modifications; Waiver.....................    42
       9.2   Severability................................................    43
       9.3   Successors and Assigns......................................    43
       9.4   Counterparts................................................    43
       9.5   Governing Law...............................................    43
       9.6   Notices.....................................................    43
       9.7   Expenses....................................................    44
       9.8   Recovery of Litigation Costs................................    44
       9.9   Confidentiality.............................................    44
      9.10   Public Statements...........................................    45
      9.11   Time........................................................    45
      9.12   No Third Parties Benefitted.................................    45
      9.13   Recitals, Schedules and Exhibits............................    45
      9.14   Section Headings............................................    46

                                 EXHIBIT INDEX
                                 -------------


Exhibit 1A      Certificate of Merger

Exhibit 1B      Accounts Receivable Distribution

Exhibit 1C      Cash Distribution

Exhibit 1D      Merger Agreement Financial Summary

Exhibit 1E      List of Persons at the Companies Deemed to Have Knowledge

Exhibit 1F      List of Persons at Tetra Tech Deemed to Have Knowledge

Exhibit 2.5A    Consideration Payable to Stockholders

Exhibit 2.5B    Certificate of Designation

Exhibit 6.2     Employee Stock Options

Exhibit 7.2A    Opinion of Counsel to the Companies and the Stockholders

Exhibit 7.2B    Employment Agreement

Exhibit 7.2C    Noncompetition Agreement

Exhibit 7.2D    Registration Rights Agreement

Exhibit 7.2E    Investment Letter

Exhibit 7.2F    Opinion of Counsel to Tetra Tech



                                 SCHEDULE INDEX
                                 --------------


Whalen Disclosure Schedule

Tetra Tech Disclosure Schedule

                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of June 11, 1997 by and among Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to individually as a "Company" and collectively as the "Companies"), Daniel A. Whalen, an individual and the principal stockholder of each Company (the "Principal Stockholder"), the other stockholders of the Companies who are listed at the end of this Agreement (the "Other Stockholders") (the Principal Stockholder and the Other Stockholders are sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders"), and Tetra Tech, Inc., a Delaware corporation ("Tetra Tech").


                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, the Companies be merged with and into Tetra Tech (the "Merger") pursuant to this Agreement and the Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 1A attached
                                                      ----------
hereto; and

          WHEREAS, the Boards of Directors of each Company and Tetra Tech have approved the Merger pursuant to this Agreement and the Certificate of Merger; and

          WHEREAS, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in order to consummate the Merger and in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" shall have the meaning given to that term in Section 3.7.
           ---------                                               -----------

          "Agreement" shall mean this Agreement and Plan of Reorganization.
           ---------

          "A/R Distribution" shall mean the distribution to the Stockholders on
           ----------------
June 10, 1997 of those accounts receivable of the Companies, in the respective amounts set forth opposite the invoices, as are listed on Exhibit 1B attached
                                                          ----------
hereto.

          "Audited Financial Statements" shall have the meaning given to that
           ----------------------------
term in Section 3.8.
        -----------

          "Basket" shall have the meaning given to that term in Section 8.6.
           ------                                               -----------

          "Benefit Plans" shall have the meaning given to that term in Section
           -------------                                               -------
3.24.
----

          "Bonus Plan" shall have the meaning given to that term in Section
           ----------                                               -------
6.2(c).
------

          "Cash Distribution" shall mean the distribution to the Stockholders
           -----------------
and employees of the Companies on June 10, 1997 of cash and marketable securities as specified on Exhibit 1C attached hereto.
                           ----------

          "Certificate of Designation" shall mean the Certificate of Designation
           --------------------------
in the form attached as Exhibit 2.5B to this Agreement.
                        ------------

          "Certificate of Merger" shall mean the Certificate of Merger in the
           ---------------------
form attached as Exhibit 1A to this Agreement.
                 ----------

          "Claim," "Claims" and "Claim Notice" shall have the meaning given to
           -----    ------       ------------
those terms in Section 8.7.
               -----------

          "Closing" shall have the meaning given to that term in Section 7.1.
           -------                                               -----------

          "Closing Date" shall have the meaning given to that term in Section
           ------------                                               -------
7.1.
---

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act
           -----
of 1995.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Company" and "Companies" shall mean WhalenCo and/or Whalen Service.
           -------       ---------

          "Company Common Stock" shall mean, collectively, the outstanding
           --------------------
shares of common stock of the Companies.

          "Confidential Information" shall have the meaning given to that term
           ------------------------
in Section 9.9.
   -----------

          "Constituent Corporations" shall mean, collectively, Tetra Tech and
           ------------------------
the Companies.

          "Contracts" shall have the meaning given to that term in Section 3.18.
           ---------                                               ------------

          "Conversion" shall have the meaning given to that term in Section 6.3.
           ----------                                               -----------

          "Corporation Law" shall mean the General Corporation Law of the State
           ---------------
of Delaware.

          "Delaware Secretary of State" shall mean the Secretary of State of the
           ---------------------------
State of Delaware.

          "Effective Date" shall have the meaning given to that term in Section
           --------------                                               -------
2.2.
---

          "Employee Plan" shall have the meaning given to that term in Section
           -------------                                               -------
3.24.
----

          "Employees" shall have the meaning given to that term in Section 3.21.
           ---------                                               ------------

          "Employment Agreement" shall mean the Employment Agreement in the form
           --------------------
attached as Exhibit 7.2B to this Agreement.
            ------------

          "ERISA" shall mean the federal Employee Retirement Income Security Act
           -----
of 1974, as amended.

          "ERISA Affiliate" shall have the meaning given to that term in Section
           ---------------                                               -------
3.24(e).
-------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Exchange Shares" shall mean the shares of Tetra Tech Common Stock and
           ---------------
Tetra Tech Preferred Stock to be issued in the Merger.

          "Family" shall have the meaning given to that term in Section 3.7.
           ------                                               -----------

          "FCPA" shall mean the Foreign Corrupt Practices Act of 1977, as
           ----
amended.

          "Final Repurchase Date" shall have the meaning given to that term in
           ---------------------
Section 6.6.
-----------

          "Financial Statements" shall mean, collectively, the Audited Financial
           --------------------
Statements, the Unaudited Financial Statements and the Interim Financial Statements.

          "Fixed Assets" shall have the meaning given to that term in Section
           ------------                                               -------
3.12.
----

          "GAAP" shall have the meaning given to that term in Section 3.8.
           ----                                               -----------

          "General Liability Period" shall have the meaning given to that term
           ------------------------
in Section 8.1.
   -----------

          "Hazardous Materials Law" shall have the meaning given to that term in
           -----------------------
Section 3.23.
------------

          "Hazardous Substance" shall have the meaning given to that term in
           -------------------
Section 3.23.
------------

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indemnitee" and "Indemnitor" shall have the meaning given to those
           ----------       ----------
terms in Section 8.7(a).
         --------------

          "Intangible Personal Property" shall have the meaning given to that
           ----------------------------
term in Section 3.13.
        ------------

          "Investment Letter" shall mean the Investment Letter in the form
           -----------------
attached as Exhibit 7.2E to this Agreement.
            ------------

          "Leases" shall have the meaning given to that term in Section 3.11.
           ------                                               ------------

          "Merger" shall have the meaning given to that term in Section 2.1.
           ------                                               -----------

          "Merger Agreement Financial Summary" shall mean the Merger Agreement
           ----------------------------------
Financial Summary attached as Exhibit 1D to this Agreement.
                              ----------

          "Net Value" shall have the meaning given to that term in Section 6.6.
           ---------                                               -----------

          "Noncompetition Agreement" shall mean the Noncompetition and
           ------------------------
Nondisclosure Agreement in the form attached as Exhibit 7.2C to this Agreement.
                                                ------------

          "Operating Profit" shall have the meaning given to that term in
           ----------------
Section 6.2(c).
--------------

          "Other Stockholders" shall mean the stockholders of the Companies
           ------------------
listed at the end of this Agreement under the heading "Other Stockholders".

          "Principal Stockholder" shall mean Daniel A. Whalen.
           ---------------------

          "Put Option" shall have the meaning given to that term in Section 6.3.
           ----------                                               -----------

          "Receivables" shall have the meaning given to that term in Section
           -----------                                               -------
6.6.

          "Recoverable Losses" shall have the meaning given to that term in
           ------------------
Section 8.7(a).
--------------

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement in the form attached as Exhibit 7.2D to this Agreement.
                                  ------------

          "Reserve" shall have the meaning given to that term in Section 8.4(b).
           -------                                               --------------

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Stockholder" and "Stockholders" shall mean the Principal Stockholder
           -----------       ------------
and/or each of the Other Stockholders.

          "Stockholder Purchase Agreement Breach" shall have the meaning given
           -------------------------------------
to that term in Section 8.4.
                -----------

          "Stockholders' Recoverable Losses" shall have the meaning given to
           --------------------------------
that term in Section 8.5.
             -----------

          "Subsidiary" shall have the meaning given to that term in Section 3.2.
           ----------                                               -----------

          "Surviving Corporation" shall mean Tetra Tech.
           ---------------------

          "Tax Controversies" shall have the meaning given to that term in
           -----------------
Section 6.1(d).
--------------

          "Tax Liability Period" shall have the meaning given to that term in
           --------------------
Section 6.1(c).
--------------

          "Taxes" and "Tax Return" shall have the meaning given to those terms
           -----       ----------
in Section 6.1(a).
   --------------

          "Taxing Authority" shall have the meaning given to that term in
           ----------------
Section 6.1(a).
--------------

          "Tetra Tech" shall mean Tetra Tech, Inc., a Delaware corporation.
           ----------

          "Tetra Tech Common Stock" shall mean the common stock, $.01 par value,
           -----------------------
of Tetra Tech.

          "Tetra Tech Disclosure Schedule" shall have the meaning given to that
           ------------------------------
term in Section 5.2.
        -----------

          "Tetra Tech Indemnitees" shall have the meaning given to that term in
           ----------------------
Section 8.4.
-----------

          "Tetra Tech Preferred Stock" shall mean the Series A Preferred Stock,
           --------------------------
$.01 par value, of Tetra Tech.

          "Tetra Tech Purchase Agreement Breach" shall have the meaning given to
           ------------------------------------
that term in Section 8.5.
             -----------

          "Tetra Tech's Recoverable Losses" shall have the meaning given to that
           -------------------------------
term in Section 8.4.
        -----------

          "Tetra Tech SEC Reports" shall have the meaning given to that term in
           ----------------------
Section 5.5.
-----------

          "Third Party Claim" shall have the meaning given to that term in
           -----------------
Section 8.7(b).
--------------

          "To the knowledge of the Companies" shall mean to the knowledge of the
           ---------------------------------
persons listed on Exhibit 1E hereof.
                  ----------

          "To the knowledge of Tetra Tech" shall mean to the knowledge of the
           ------------------------------
persons listed on Exhibit 1F hereof.
                  ----------

          "Transfer Taxes" shall have the meaning given to that term in Section
           --------------                                               -------
6.1(e).
------

          "Unaudited Financial Information" shall have the meaning given to that
           -------------------------------
term in Section 3.8.
        -----------

          "WhalenCo" shall mean Whalen & Company, Inc., a Delaware corporation.
           --------

          "Whalen Disclosure Schedule" shall have the meaning given to that term
           --------------------------
in Section 3.1.
   -----------

          "Whalen Indemnitees" shall have the meaning given to that term in
           ------------------
Section 8.5.
-----------

          "Whalen Licenses" shall have the meaning given to that term in Section
           ---------------                                               -------
3.15.
----

          "Whalen Material Adverse Effect" shall have the meaning given to that
           ------------------------------
term in Section 3.1.
        -----------

          "Whalen Service" shall mean Whalen Service Corps Inc., a Delaware
           --------------
corporation.


                                   ARTICLE 2

                                TERMS OF MERGER
                                ---------------

          2.1  The Merger.  Subject to the terms and conditions of this
               ----------
Agreement and the laws of the State of Delaware, Tetra Tech and the Companies shall execute and file, among other things, the Certificate of Merger in the Office of the Delaware Secretary of State pursuant to which the separate existence of the Companies shall cease and the Companies shall be merged with and into Tetra Tech on the Effective Date (the "Merger").

          2.2  Effective Date of the Merger.  The Merger shall become effective
               ----------------------------
at 11:59 p.m., Eastern Daylight Time, on the Closing Date, on which date (the "Effective Date") the Certificate of Merger and any other documents required by the Corporation Law shall be duly executed, acknowledged or verified and filed with the Delaware Secretary of State in accordance with the Corporation Law. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to filing the Certificate of Merger, Tetra Tech, the Companies and the Principal Stockholder will execute necessary revisions incorporating such changes, provided such changes are not materially inconsistent with or result in any material changes in the terms of this Agreement or the Certificate of Merger.

          2.3  Certificate of Incorporation of the Surviving Corporation.  At
               ---------------------------------------------------------
the Effective Date and without any further action on the part of the Constituent Corporations, the Certificate of Incorporation, as amended, of Tetra Tech shall be and remain the Certificate of Incorporation of the Surviving Corporation. Such Certificate of Incorporation may thereafter be altered, amended or repealed in accordance with the provisions thereof or applicable law.

          2.4  Bylaws of the Surviving Corporation.  At the Effective Date and
               -----------------------------------
without any further action on the part of the Constituent Corporations, the Bylaws, as amended, of Tetra Tech shall be and remain the Bylaws of the Surviving Corporation, until altered, repealed or amended in accordance with the provisions thereof and applicable law.

          2.5  Consideration.  In connection with the Merger, the Company Common
               -------------
Stock shall be converted into the right to receive aggregate consideration in the amount of $52,456,144 as set forth on the Merger Agreement Financial Summary which shall be paid as follows:

          (a) Tetra Tech shall issue to the Stockholders, in accordance with

Exhibit 2.5A, an aggregate of 1,680,000 shares of Tetra Tech Common Stock and
------------
1,231,840 shares of Tetra Tech Preferred Stock.  For purposes of this Section
                                                                      -------
1.5, the value of each Exchange Share, whether Tetra Tech Common Stock or Tetra
---
Tech Preferred Stock, shall be

$15.25, for an aggregate value of $44,405,560. The shares of Tetra Tech Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit 2.5B.
                                                  ------------

          (b) Tetra Tech shall pay to the Stockholders, in accordance with
Exhibit 2.5A, by wire transfer of immediately available funds to accounts
------------
specified by the Stockholders, cash in an amount equal to $8,050,584.

          2.6  Surrender of Shares; Stock Transfer Books.  On the Effective
               -----------------------------------------
Date, the Stockholders, upon surrender of the certificate or certificates representing the Company Common Stock, shall receive the consideration specified in Section 2.5. As of the Effective Date, there shall be no further registry of
   -----------
transfers on the records in respect of Company Common Stock outstanding immediately prior to the Effective Date of the Merger.

          2.7  Treasury and Other Stock.  All shares of Company Common Stock
               ------------------------
which are held by either Company as treasury shares (if any) shall cease to exist as of the Effective Date, without any conversion thereof or exchange with respect thereto.


                                 ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF THE
                     -------------------------------------
                    COMPANIES AND THE PRINCIPAL STOCKHOLDER
                    ---------------------------------------

          The Companies and the Principal Stockholder, jointly and severally, represent and warrant to Tetra Tech as follows:

          3.1  Organization and Good Standing.  Each Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the business or financial condition of the Companies on a combined basis, except that occurrences as a result of the announcement of the execution of this Agreement or the transactions proposed to be consummated by this Agreement shall be excluded from consideration for purposes of the effect of an action or an inaction on the Companies on a combined basis (a "Whalen Material Adverse Effect"), all of which jurisdictions are listed on a disclosure schedule which has been delivered to Tetra Tech by the Companies and the Principal Stockholder prior to execution of this Agreement (the "Whalen Disclosure Schedule"). Each Company has all necessary corporate power and authority to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete, current and correct copies of the Certificate of Incorporation and Bylaws, all as amended to date, stock ledgers, minute books and all other organizational documents of each Company have been made available to Tetra Tech prior to the date hereof, and no changes have been made thereto since the date of Tetra Tech's inspection except to reflect actions taken by the Companies that had not been documented as of such date and which are described on the Whalen Disclosure Schedule or will be made thereto as of the Effective Date. Neither Company is in violation of any provision of its Certificate of Incorporation or Bylaws.

          3.2  Investments.  Except as set forth on the Whalen Disclosure
               -----------
Schedule, neither Company, directly or indirectly, jointly or separately, owns or controls any interest or investment (whether equity or debt) in any foreign or domestic corporation, partnership, joint venture, business organization, trust or other entity (a "Subsidiary").

          3.3  Capital Structure of the Companies.  The authorized capital stock
               ----------------------------------
of WhalenCo consists of 150,000 shares of common stock, $1.00 par value, of which 100 shares are issued and outstanding, and all of such shares are owned of record and beneficially by the Stockholders in the proportions set forth on
Exhibit 2.5A.  The authorized capital stock of Whalen Service consists of 3,000
------------
shares of common stock, $1.00 par value, of which 100 shares are issued and outstanding, and all of such shares are owned of record and beneficially by the Stockholders in the proportions set forth on Exhibit 2.5A. Except for any of
                                             ------------
the transactions contemplated pursuant to this Agreement and as set forth on the Whalen Disclosure Schedule, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of either Company's capital stock. All shares of Company Common Stock have been issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and neither Company has violated the Securities Act or any state securities or Blue Sky laws in connection with the issuance of any such shares. All of the outstanding shares of Company Common Stock have been validly issued and are fully paid and nonassessable.

          3.4  Authorizations and Approvals.  Each Company has all requisite
               ----------------------------
corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each Company and constitutes the legal, valid and binding obligations of each Company, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of each Company and the Stockholders. Except as set forth in the Whalen Disclosure Schedule, no further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by either Company of this Agreement, or the consummation by either Company of the transactions contemplated hereby and thereby, except for filing the Certificate of Merger with the Delaware Secretary of State, the filing required under the HSR Act, and those approvals, consents and filings which, if not made or obtained, would not have a Whalen Material Adverse Effect or materially adversely affect the ability of either Company to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

          3.5  No Violations.  Except as set forth on the Whalen Disclosure
               -------------
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or the Bylaws of either Company,
(b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which either Company is a party or by which either Company or any of their respective properties or assets may be bound, other than obligations to be discharged on or immediately after Closing, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to either Company or any of their respective properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of either Company so as to have, in the case of documents referred to under (b) above, a Whalen Material Adverse Effect.
                               ---

          3.6  Taxes.
               -----

          (a) Each Company and Subsidiary has timely filed or been included in all Tax Returns that are required to be filed by such Company and Subsidiary with respect to the activities of such Company and Subsidiary, or in which such Company and Subsidiary is required to be included for any period ending on or before the Effective Date, which Tax Returns are true, correct and complete in all material respects, and such Company and Subsidiary has paid all Taxes shown thereon to be due.

          (b) Each Company and Subsidiary has paid or caused to be paid within the time and in the manner prescribed by law all Taxes payable or owed by such Company and Subsidiary for all periods ending on or prior to the date hereof. All Taxes attributable to all taxable periods ending on or before the Effective Date, to the extent not required to be previously paid, have been fully and adequately reserved for (as taxes payable or as accrued taxes) on the Financial Statements and such Company and Subsidiary will not accrue a Tax liability from the date of the Financial Statements up to and including the Effective Date other than a Tax liability accrued on operating income in the ordinary course of business in accordance with past practices.

          (c) Neither a Company nor any Subsidiary has taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise. Neither a Company nor any Subsidiary has filed a Consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

          (d) No Tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against either Company or any Subsidiary, nor are any of the Tax Returns now being or, to the knowledge of the Companies and the Principal Stockholder, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. Each Company shall promptly notify Tetra Tech of any notice of pending action or proceeding involving taxes relating to such Company or any Subsidiary between the date of this Agreement and the Effective Date. All Tax deficiencies determined as a result of any past completed audit have been satisfied. Each Company has delivered to Tetra Tech complete and correct copies of all audit reports and statements of deficiencies with respect to any tax assessed against or agreed to by such Company or any Subsidiary for the three most recent taxable periods for which such audit reports and statements of deficiencies have been received by such Company or any Subsidiary.

          (e) Since September 1, 1987, WhalenCo has been duly qualified as an "S" corporation as defined in the Code. Since January 4, 1997, Whalen Service has been duly qualified as an "S" corporation as defined in the Code. Effective November 16, 1987, WhalenCo duly and timely filed an election, executed by all persons whose signatures were required on such election, to be treated as an "S" corporation on IRS Form 2553 in accordance with the instructions on that form. Effective April 7, 1997, Whalen Service duly and timely filed an election, executed by all persons whose signatures were required on such election, to be treated as an "S" corporation on IRS Form 2553 in accordance with the instructions on that form. Effective August 29, 1987 and at all times thereafter, the stockholders of WhalenCo have been individuals or trusts described in Section 1361(c)(2) of the Code. Effective January 24, 1997, and at all times thereafter, the stockholders of Whalen Service have been individuals or trusts described in Section 1361(c)(2) of the Code. The Whalen Disclosure Schedule contains a true and complete list of those states in which each Company is an S Corporation for applicable state income tax purposes.

          (f) Without limiting the foregoing representations in any way, each Company and each Subsidiary has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions.

          (g) Without limiting the foregoing representations in any way, each Company has properly withheld income and social security or other similar Taxes and paid payroll Taxes with respect to all persons properly characterized as employees for federal, state or local Tax purposes. None of the assets of either Company or any Subsidiary are subject to any liens in respect of taxes (other than for current taxes not yet due and payable).

          (h) Neither a Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

          (i) Other than with respect to the employment agreements or other arrangements that have already been made known to Tetra Tech, neither a Company nor any Subsidiary has made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (j) Prior to the date hereof, each Company and each Subsidiary has delivered to Tetra Tech complete and correct copies of all Tax Returns filed by such Company and filed by each Subsidiary for years ended in 1993 and thereafter. Other than with respect to taxes shown on Tax Returns described in this clause, such Company is not subject to any tax imposed on net income in any jurisdiction or by any taxing authority.

          (k) Neither Company has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law.

          3.7  Transactions with Affiliates.  Except as set forth on the Whalen
               ----------------------------
Disclosure Schedule attached hereto, to the knowledge of the Principal Stockholder, without investigation, neither the Principal Stockholder, any member of his Family (as defined below) nor any of his Affiliates (as defined below), has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which either Company is a party, any interest (other than as a stockholder) in any properties or assets of either Company or any interest in any competitor, supplier or customer of either Company except an interest as a passive investor in a competitor, supplier or customer. "Family" shall mean the Principal Stockholder's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with the subject person, with control being evidenced by ownership of more than 50% of the capital stock of a person or the ability to direct the management or policies of another person through any other means.

          3.8  Financial Information.
               ---------------------

          (a) True and complete copies of (i) the unaudited book trial balance sheet of each Company as of March 31, 1997, and the related unaudited trial statement of income, for the three months then ended, in the case of WhalenCo, and since inception, in the case of Whalen Service, and (ii) the unaudited book trial balance sheet of WhalenCo as of December 31, 1996, and the related unaudited trial statement of income for the year then ended (together with the financial information referred to in (i), the "Unaudited Financial Information") are included in the Whalen Disclosure Schedule. The Unaudited Financial Information is subject to adjustment in connection with an audit of such Unaudited Financial

Information, for among other things, the allowance for doubtful accounts, foreign currency valuations, revenue recognition and expense accruals.

          (b) True and complete copies of the audited financial statements of WhalenCo as of and for the fiscal year ended December 31, 1995 (including, without limitation, the related balance sheets, statements of income, statements of stockholder's equity, statements of cash flows and all notes, schedules and exhibits thereto) (the "Audited Financial Statements") have been delivered to Tetra Tech prior to the date hereof, and no changes have been made thereto since the date of delivery. Except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in the Whalen Disclosure Schedule, the Audited Financial Statements (i) present fairly the financial position, results of operations and cash flows of WhalenCo as of and for the periods then ended, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP"), (iii) to the knowledge of the Companies and the Principal Stockholder, disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, which are required by GAAP to be disclosed thereon, and
(iv) reflect that WhalenCo has set aside adequate reserves for all taxes with respect to the period then ended and all prior periods, and with respect to receivables, for all reasonably anticipated uncollectible amounts, losses and costs and expenses, including those reserves necessary for conversion of cash method accounting to accrual method accounting.

          3.9  Title to Properties.  Each Company has good, valid and marketable
               -------------------
title to all of the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets listed on the Whalen Disclosure Schedule with reference to this Section 3.9. All such properties and assets are free and clear of all
     -----------
title defects or objections, liens, claims, charges, security interests or other encumbrances of any kind or nature whatsoever.

          3.10 Real Property.  The Companies do not own any real property.
               -------------

          3.11 Leases.  The Whalen Disclosure Schedule contains a complete,
               ------
current and correct list of all leases pursuant to which each Company and Subsidiary leases real or personal property, including all amendments thereto (collectively, the "Leases"). To the knowledge of the Companies and the Principal Stockholder, and except as would not cause a Whalen Material Adverse Effect, no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provisions of any of the Leases and thereby allow another party to terminate and/or claim damages therefor. To the knowledge of the Companies and the Principal Stockholder, each of the Leases is in full force and effect and is valid, binding and enforceable against the Company or Subsidiary that is a party to such Lease in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Prior to the date hereof, each Company or Subsidiary has made available to Tetra Tech complete, current and correct copies of all written Leases to which it is a party, and no changes have been made thereto since the date of delivery.

          3.12 Fixed Assets.  The Whalen Disclosure Schedule contains a copy of
               ------------
the most recent depreciation schedule prepared by the Companies with respect to the fixtures, furniture and equipment owned, leased or used by each Company (collectively, the "Fixed Assets"). The Fixed Assets are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put. None of the Fixed Assets are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

          3.13 Intangible Personal Property.  The Whalen Disclosure Schedule
               ----------------------------
contains a complete, current and correct list of each domestic and foreign patent, patent application, invention disclosure, trademark, trademark registration, trade name, service mark and application for any of the foregoing owned by each Company or used in the conduct of their respective businesses (collectively, the "Intangible Personal Property"). To the knowledge of the Companies and the Principal Stockholder, (a) each Company has the right and authority to use all Intangible Personal Property required for the conduct of its business in the manner presently conducted, and (b) such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent or patent rights of any other person or entity. There have not been any actions or other judicial or adversary proceedings involving either Company concerning the validity of the Intangible Personal Property, nor, to the knowledge of the Companies and the Principal Stockholder, is any such action or proceeding threatened.

          3.14 Accounts Receivable.  A complete, current and correct list of all
               -------------------
accounts receivable of each Company as of March 31, 1997 has been delivered to Tetra Tech prior to the date hereof.

          3.15 Licenses and Permits.  The Whalen Disclosure Schedule contains a
               --------------------
complete, current and correct list of all governmental licenses, permits, franchises, and similar rights necessary for the present conduct of each Company's business (collectively, the "Whalen Licenses"). Except as set forth on the Whalen Disclosure Schedule, each Company possesses all applicable Whalen Licenses. Each of the Whalen Licenses is in full force and effect, and there are no pending or, to the knowledge of the Companies and the Principal Stockholder, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Whalen Licenses. Prior to the date hereof, each Company shall have made available to Tetra Tech a complete, current and correct copy of each of its Whalen Licenses.

          3.16 Insurance.  The Whalen Disclosure Schedule contains a complete,
               ---------
current and correct listing of all existing policies of fire, liability, workers' compensation and all other forms of insurance maintained by each Company. Except as set forth on the Whalen Disclosure Schedule, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies are sufficient for compliance with the insurance requirements under the Companies' Contracts. The Whalen Disclosure Schedule also describes all claims of each Company which are pending under such insurance policies or have been paid to either Company since January 1, 1994. Since January 1, 1994, neither Company has been refused coverage by any insurance carrier with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Prior to the date hereof, each Company shall have made available to Tetra Tech complete, current and correct copies of all of the policies of insurance which are maintained by such Company.

          3.17 Absence of Certain Changes.  Except as set forth on the Whalen
               --------------------------
Disclosure Schedule, and except for the transactions specifically contemplated under this Agreement, since December 31, 1996, there has not been:

               (a) Any declaration or payment of dividends by either Company, other than (i) the distribution to the Principal Stockholder in the approximate amount of $80,000 which reduced WhalenCo's note payable to the Principal Stockholder and (ii) the Cash Distribution or, except in the ordinary course of business, any transfer of properties or assets of any kind whatsoever by either Company to any Stockholder;

               (b) Any transaction of either Company not in the ordinary course of business;

               (c) Any material adverse change in the results of the operations, financial condition or business of either Company;

               (d) Any loan or advance by either Company to any person, except a normal travel advance or other reasonable expense advance to an officer or employee of such Company and normal trade terms extended to customers;

               (e) Any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have a Whalen Material Adverse Effect;

               (f) Except in the ordinary course of business and consistent with past practices, any sale or transfer of any properties or assets or any cancellation of any debts or claims of either Company;

               (g) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of either Company's properties or assets, or any assumption of, or taking any properties or assets subject to, any liability;

               (h) Any amendment, modification or termination of any material contract or agreement to which either Company is a party or pursuant to which its respective properties or assets may be bound;

               (i) Any sale or granting to any party or parties of any license, franchise, option or other similar right with respect to either Company's business or the termination of any such rights;

               (j) Any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any officer or director of either Company, its employees, or to any of its Affiliates, or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of either Company or upon the termination of such parties;

               (k) Any adoption by either Company of any new Employee Plan or amendment to any Employee Plan to provide any new or additional plans, programs, contracts or arrangements involving direct or indirect compensation to any officer, director, employee or former employee, or their dependents or beneficiaries, of either Company;

               (l) Any alteration in the manner of keeping the books, accounts or records of either Company or in the manner of preparing the Financial Statements, or in the accounting practices of either Company, except as required by GAAP or as may be required by any modification or change in GAAP; or

               (m) Any proposal submitted by either Company that contemplates fixed price contracts or cost-type contracts containing rate caps or not to exceed prices.

          3.18 Compliance with Contracts.  The Whalen Disclosure Schedule
               -------------------------
contains a complete, current and correct list of all material contracts, commitments, obligations or agreements (other than Leases) of each Company and Subsidiary, whether written or oral, formal or informal (collectively, the "Contracts"). To the knowledge of the Companies and the Principal Stockholder, no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts that would allow another party to terminate and/or claim damages therefor. Each of the Contracts is in full force and effect. Each of the Contracts is the legal, valid and binding obligation of the applicable Company or Subsidiary and, to the knowledge of the Companies and the Principal Stockholder, of the other parties thereto, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Except as set forth on the Whalen Disclosure Schedule, neither a Company nor any Subsidiary is a party to any Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, each Company and Subsidiary has made available to Tetra Tech a complete, current and correct copy of each of the written Contracts to which it is a party, and the Whalen Disclosure Schedule contains a written summary of each of the oral Contracts to which it is a party, and no changes have been made thereto since the date of delivery.

          3.19 Compliance With Laws.  Except as disclosed on the Whalen
               --------------------
Disclosure Schedule, each Company's business has been conducted in compliance with all, and is not in violation of, applicable laws and regulations of all foreign and United States governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over such Company and its respective business except where the failure to so comply has not had and is not reasonably expected to have a Whalen Material Adverse Effect. Neither Company has received notification of any asserted present or past failure by such Company to comply with any laws, statutes, ordinances, rules, regulations or orders applicable to its business.

          3.20 No Undisclosed Liabilities.  Except as disclosed in the Financial
               --------------------------
Statements or on the Whalen Disclosure Schedule, neither Company is directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or (iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

          3.21 Employees.  The Whalen Disclosure Schedule sets forth a complete,
               ---------
current and correct list of all of each Company's employees (collectively, the "Employees"), which includes the job position and compensation payable to each of the Employees. Except to the extent set forth in the Whalen Disclosure
Schedule:

               (a) There is no pending or, to the knowledge of the Companies and the Principal Stockholder, threatened charge, complaint, allegation, application or other process or claim against either Company before any foreign, federal, territorial, state or local or other governmental or administrative agency or other entity;

               (b) No employees of either Company are covered by any collective bargaining agreement, nor, to the knowledge of the Companies and the Principal Stockholder, is there any effort being made by any union to organize either Company's employees; and

               (c) Each Company has paid and performed all obligations when due with respect to its employees, consultants, agents, officers and directors, including without limitation the payment of any accrued and payable wages, severance pay, vacation pay, benefits, bonuses and commissions, except those obligations which are in good faith being challenged by such Company as not valid obligations of such Company as more fully described on the Whalen Disclosure Schedule.

          3.22 Litigation.  Except as set forth on the Whalen Disclosure
               ----------
Schedule:

               (a) There is no pending or, to the knowledge of the Companies and the Principal Stockholder, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting either Company or any director, officer or employee of either Company in his or her capacity as such, or the assets, properties or business of either Company, or the transactions contemplated by this Agreement;

               (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting either Company or any officer, director or employee of either Company from conducting or engaging in any aspect of either Company's business, or requiring either Company or any officer, director or employee of either Company to take certain action with respect to any aspect of such Company's business which could reasonably be anticipated to have a Whalen Material Adverse Effect; and

                (c) Neither Company has received notice or otherwise is aware that it is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

          3.23 Environmental Compliance.
               ------------------------

               (a) Neither the Principal Stockholder nor the Companies has any knowledge of any past or present events, settlements, consent decrees, conditions, circumstances, activities, practices, incidents, actions or plans, or federal, state, local or private litigation or proceedings, which may have a Whalen Material Adverse Effect, or materially interfere with or prevent either Company's continued compliance, in all material respects, with, Hazardous Materials Laws (as defined below), including those relating to the manufacture, storage or disposal of Hazardous Substances (as defined below).

               (b) Neither the Principal Stockholder nor either Company has discovered or caused, and, to the knowledge of the Principal Stockholder and the Companies, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on either Company's premises, or any occurrence or condition on such premises or in the vicinity of such premises, which is reasonably likely to make such premises subject to material restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws.

               (c) No lien in favor of any governmental authority for liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such governmental authority in response to, a release of Hazardous Substances is now, or, to the knowledge of the Companies and the Principal Stockholder, has ever been filed against either Company's premises.

               (d) To the knowledge of the Companies and the Principal Stockholder, neither Company is responsible (as defined under Hazardous Materials Laws) or liable for the remediation or cost of remediation of Hazardous Substances at, on or below any property to which either Company has possession as a result of the manufacture, storage or disposal of Hazardous Substances, or in connection with any property, wherever located, where Hazardous Substances shall have been deposited, stored, treated, reclaimed, disposed, placed or otherwise come to be located.

               (e) The Company has made available to Tetra Tech copies of all
(i) environmental audits, studies and reports assessing Hazardous Substance risks at any property previously or currently owned, leased or operated by either Company, and (ii) communications, agreements and pleadings with any governmental authority or any private entity or individual relating in any way to the presence, discharge, release or threat of release of Hazardous Substances at, on, under or about any property previously or currently owned, leased or operated by either Company.

               (f) "Hazardous Materials Law" shall mean any applicable federal, state or local law, order, rule or regulation relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

               (g) "Hazardous Substance" shall mean any substance, material, chemical or waste, the presence, quantity or concentration of which requires investigation or remediation under, or may form the basis for liability under Hazardous Materials Laws, or which is regulated by, any applicable federal, state or local governmental authority, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic.

          3.24 Employee Benefits.
               -----------------

               (a) The Whalen Disclosure Schedule sets forth a true and complete list of:

                   (i) Each employee benefit plan, as defined in Section 3(3) of ERISA; and

                   (ii) Each other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other compensation or employee benefit plans, programs, agreements or arrangements;

that is maintained or contributed to by each Company for the benefit of its employees (or former employees) and/or their beneficiaries. Both of these types of plans shall be collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because either Company's obligations under the plan arise by reason of its being a "successor employer" under applicable law. Except as set forth on the Whalen Disclosure Schedule, neither Company has any material unwritten compensation arrangement which is enforceable and, if put into writing, would constitute a Benefit Plan.

               (b) Each Company has delivered or made available to Tetra Tech a true and complete copy of:

                    (i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and the Whalen Disclosure Schedule includes a description of any such amendment that is not in writing);

                    (ii) The current draft of the Summary Plan Description of each Benefit Plan (if applicable); and

                    (iii) The most recent Internal Revenue Service determination letter (if applicable) for each Benefit Plan, which determination letter, except as set forth on the Whalen Disclosure Schedule, reflects all amendments that have been made to the Benefit Plan.

               (c) Neither Company maintains or contributes to any Benefit Plan that is subject to Section 302 of ERISA, Section 412 of the Code or Title IV to ERISA.

               (d) No Benefit Plan is a "multi-employer plan", as defined in
Section 3(37) of ERISA, nor is any Benefit Plan a plan described in Section 4063(a) of ERISA.

               (e) No liability under Title IV of ERISA has been incurred by either Company or by any trade or business, whether or not incorporated, that together with that Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA ("ERISA Affiliate"), since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to either Company or any ERISA Affiliate of incurring a liability under such Title other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). To the extent this representation applies to Section 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to each Benefit Plan and with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which either Company or an ERISA Affiliate made, or was required to make, contributions during the six year period ending on the Effective Date.

               (f) All contributions required to be made by each Company to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of the applicable Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the applicable Company's books.

              (g) Except as set forth on the Whalen Disclosure Schedule and to the knowledge of the Companies and the Principal Stockholder, (i) each Benefit Plan complies currently, and has complied in the past, both in form and operation, with all law applicable at the relevant time, including but not limited to ERISA and the Code, and (ii) each Benefit Plan has been operated in accordance with its terms. Furthermore, the Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code, and, to the knowledge of the Companies and the Principal Stockholder, no event had occurred (either before or after the date of the letter) that would disqualify the plan. Notwithstanding the foregoing, no violation of ERISA or the Code shall be deemed a violation of this subparagraph (g) if it can be remedied under a compliance
                    ----------------
program or policy of the Internal Revenue Service or the Department of Labor (including, without limitation, the Voluntary Compliance Resolution Program).

               (h) Each Benefit Plan that is intended to meet currently applicable requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in compliance with such requirements and, if applicable, with the requirements of Sections 419 and 419A of the Code, and no "disqualified benefits" (within the meaning of Section 4976(a) of the Code) have been paid which would subject either Company to a tax under Code Section 4976.

               (i) To the knowledge of the Companies and the Principal Stockholder, no prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under Section 4975 of the Code and Section 406 of ERISA. Neither Company has engaged in any transaction with respect to any Benefit Plan which could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

               (j) Except as set forth on the Whalen Disclosure Schedule, neither Company maintains any plan that provides (or provides entitlement to) medical or death benefits to one or more former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required under COBRA.

               (k) Except as set forth on the Whalen Disclosure Schedule, there are no proceedings or lawsuits, and to the knowledge of the Companies and the Principal Stockholder, there are no investigations, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, federal or foreign.

               (l) Except as set forth on the Whalen Disclosure Schedule, there are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan) against or involving (i) any Benefit Plan or (ii) any Fiduciary (within the meaning of Section 3(21)(A) of ERISA) of such Benefit Plan brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor to the knowledge of the Companies and the Principal Stockholder is there any reasonable basis for any such claim.

               (m) Neither Company has any legally binding commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan except as required by law. The benefits under all Benefit Plans are as represented, and except in the ordinary course of business and consistent with past practices or as required by law, have not been, and will not be increased subsequent to the date documents are provided to Tetra Tech.

               (n) Except as set forth on the Whalen Disclosure Schedule and
Section 6.2 hereof, none of the Benefit Plans or any other employment agreement
-----------
or arrangement entered into by either Company will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of the transactions contemplated by this Agreement.

               (o) None of the Benefit Plans has any liability for any the tax on unrelated business taxable income or unrelated debt-financed income under
Section 511 of the Code.

               (p) Each Company has complied (to the extent applicable) with the provisions of the Worker Adjustment and Retraining Notification Act.

               (q) Except as set forth on the Whalen Disclosure Schedule, all reports, notices and other disclosure relating to Benefit Plans required to be filed with, or furnished to, governmental entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law, including, but not limited to, notices required to be furnished to employees under COBRA upon the occurrence of a "qualifying event", as defined at
Section 4980B of the Code.

               (r) Except as set forth on the Whalen Disclosure Schedule, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

               (s) To the knowledge of the Companies and the Principal Stockholder, none of the persons performing services for either Company has been improperly classified as independent contractors or as being exempt from the payment of wages for overtime.

               (t) The Whalen Disclosure Schedule lists each individual who is absent from active employment with either Company by reason of (i) short-term or long term disability, (ii) leave of absence under the Family and Medical Leave Act of 1993 (or comparable state statute), (iii) military leave (under conditions that give the employee re-employment rights) or (iv) other Company-approved leave of absence.

               (u) The Whalen Disclosure Schedule lists each individual who (i) has elected to continue participating in a group health plan of either Company pursuant to an election under COBRA, or (ii) has not made an election under COBRA but who is still within the period during which the election may be made.

          3.25 Bank Accounts.  The Whalen Disclosure Schedule sets forth the
               -------------
names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which either Company maintains safe deposit boxes or accounts of any nature.

          3.26 Accounting Records.  Each Company maintains accounting records
               ------------------
which fairly and validly reflect, in all material respects, its transactions and maintain accounting controls sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

          3.27 Foreign Corrupt Practices Act.  Neither Company nor any officer
               -----------------------------
or director thereof, nor, to the knowledge of the Companies and the Principal Stockholder, any other employee or any consultant or agent thereof acting on their respective behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (a) and (b) above in order to assist either Company to obtain or retain business for or direct business to such Company and under circumstances which would subject either Company to liability under the FCPA, if such Company had been subject to the provisions thereof.

          3.28 Brokers and Finders.  Neither the Stockholders nor either Company
               -------------------
has engaged or authorized any broker, finder, investment banker or other third party other than Alex. Brown & Sons Incorporated to act on behalf of the Stockholders or the Companies, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither the Stockholders nor either Company has received notice of any claim for compensation from any such broker, finder, investment banker or other third party other than Alex. Brown & Sons Incorporated for so acting on behalf of the Companies or the Stockholders or of any basis for such a claim.

          3.29 Accuracy of Representations and Warranties.   No representation
               ------------------------------------------
or warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of the Companies or the Principal Stockholder to Tetra Tech, with respect to the Companies or the Principal Stockholder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
               --------------------------------------------------

          The Stockholders represent and warrant to Tetra Tech as follows:

          4.1  Title to Shares.  The Stockholders are the record and beneficial
               ---------------
owners of the outstanding shares of Company Common Stock, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever, with full power and authority to convey such shares in accordance with the terms of this Agreement.

          4.2  Authorization and Approvals.  The Stockholders have all requisite
               ---------------------------
legal power and authority to enter into this Agreement and to perform their obligations hereunder. The Principal Stockholder has all requisite legal power and authority to enter into the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement, and to perform his obligations thereunder. This Agreement, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement have been, or will be prior to the Effective Date, duly executed and delivered by those Stockholder(s) party to such agreements and constitute the legal, valid and binding obligations of such Stockholder(s), enforceable in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally.

          4.3  No Violations.  Neither the execution and delivery of this
               -------------
Agreement and the Registration Rights Agreement (as to all Stockholders) and the Employment Agreement and the Noncompetition Agreement (as to the Principal Stockholder), nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Stockholders are parties or by which the Stockholders or any of their properties or assets may be bound, other than obligations to be discharged on or immediately after Closing,
(b) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Stockholders or any of their properties or assets or (c) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon the shares of Company Common Stock held by the Stockholders or upon any of the assets of either Company.

          4.4  Securities Law Matters.  The Stockholders hereby confirm that the
               ----------------------
Stockholders have been informed that the Exchange Shares being issued pursuant to this Agreement are restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Stockholders hereby acknowledge that they are prepared to hold the Exchange Shares for an indefinite period and that they are aware that, due to a one year holding period requirement set forth in Rule 144(d), Rule 144 of the SEC issued under the Securities Act is not presently available to exempt the offer and sale of the Exchange Shares from the registration requirements of the Securities Act. The Stockholders are aware of the adoption of Rule 144 promulgated under the Securities Act by the SEC, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Stockholders understand that Rule 144 is conditioned upon, among other things: (i) the availability of certain current public information about Tetra Tech, (ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction", and (iv) the amount of securities being sold during any three-month period not exceeding specified limitations. The Stockholders understand that Tetra Tech may not be satisfying the current public information requirement of Rule 144 at the time the Stockholders wish to sell the Exchange Shares or other conditions under Rule 144 which are required of Tetra Tech. If so, the Stockholders understand that they will be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to the Stockholders' acquisition of the Exchange Shares, the Stockholders acquired sufficient information about Tetra Tech to reach an informed and knowledgeable decision to acquire the Exchange Shares. The Stockholders have such knowledge and experience in financial and business matters so as to make the Stockholders capable of utilizing such information to evaluate the risks of the prospective investment and to make an informed investment decision. The Stockholders are acquiring the Exchange Shares for investment purposes without a view to or for sale in connection with such shares, and are able to bear the economic risk of the Stockholders' investment in the Exchange Shares.


                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF TETRA TECH
                  --------------------------------------------

          Tetra Tech represents and warrants to the Companies and the Stockholders as follows:

          5.1  Organization and Power; Foreign Qualification.  Tetra Tech is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted. Tetra Tech is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Tetra Tech's financial condition, results of operation or business.

          5.2  Capital Structure of Tetra Tech.  The authorized capital stock of
               -------------------------------
Tetra Tech consists of 2,000,000 shares of Preferred Stock, $.01 par value, of which 950,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding; and 20,000,000 shares of common stock, $.01 par value, of which 14,565,913 shares were issued and outstanding as of June 2, 1997. Except for (i) the transactions contemplated pursuant to this Agreement,
(ii) stock options granted or to be granted to Tetra Tech's officers, directors, employees, consultants and advisors pursuant to any Tetra Tech stock option plan, a complete listing of which is set forth on a disclosure schedule which has been delivered to the Companies and the Principal Stockholder by Tetra Tech prior to the execution of this Agreement (the "Tetra Tech Disclosure Schedule"), or (iii) shares to be issued under Tetra Tech's Employee Stock Purchase Plan, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of Tetra Tech's capital stock, or securities convertible into or exchangeable for any such capital stock. All of the outstanding shares of capital stock of Tetra Tech have been validly issued and are fully paid and nonassessable.

          5.3  Authorization and Enforceability of Agreements.  Tetra Tech has
               ----------------------------------------------
all requisite corporate power and authority to enter into this Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. This Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement have been duly executed and delivered by Tetra Tech and constitute the legal, valid and binding obligations of Tetra Tech, enforceable in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement have been duly and validly authorized by and approved by all requisite corporate action on the part of Tetra Tech. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Tetra Tech of this Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement, or the consummation by Tetra Tech of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Delaware Secretary of State, the filing required under the HSR Act and those approvals, consents and filings which, if not made or obtained, would not have a material adverse impact on the ability of Tetra Tech to perform its business as currently conducted, to execute and deliver this Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement, or to consummate the transactions contemplated hereby and thereby.

          5.4  No Violations.  Neither the execution and delivery of this
               -------------
Agreement, the Certificate of Merger, the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Tetra Tech, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Tetra Tech is a party or by which Tetra Tech or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Tetra Tech or any of its properties or assets, which violation would have a material adverse effect on Tetra Tech's financial condition, results of operation or business, or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Tetra Tech's business.

          5.5  Financial Statements and SEC Reports.  Tetra Tech has timely
               ------------------------------------
filed all required forms, reports, statements and documents with the SEC since January 1, 1994, all of which have complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act. Tetra Tech has heretofore delivered or made available to the Companies true and complete copies of (i) its Annual Report on Form 10-K for the fiscal year ended September 29, 1996, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 1996 and March 30, 1997, (iii) its proxy statement relating to its Annual Meeting of Stockholders held on February 7, 1997, and (iv) all other reports, statements and registration statements filed or required to be filed by it with the SEC since January 1, 1995 (the documents referred to in clauses (i), (ii),
                                                            -----------  ----
(iii) and (iv) being hereinafter referred to as the "Tetra Tech SEC Reports").
-----     ----
As of their respective dates, the Tetra Tech SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Tetra Tech included in the Tetra Tech SEC Reports were prepared in conformity with GAAP applied on a consistent basis, and present fairly the consolidated financial position, results of operations and cash flows of Tetra Tech and its consolidated subsidiaries as of the date and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of certain notes thereto and normal year-end audit adjustments.

          5.6  Litigation.
               ----------

               (a) There is no pending or, to the knowledge of Tetra Tech, threatened material action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting Tetra Tech or any director, officer or employee of Tetra Tech in his or her capacity as such, or the assets, properties or business of Tetra Tech, or the transactions contemplated by this Agreement;

               (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Tetra Tech or any officer, director or employee of Tetra Tech from conducting or engaging in any aspect of Tetra Tech's business, or requiring Tetra Tech or any officer, director or employee of Tetra Tech to take certain action with respect to any aspect of Tetra Tech's business which could reasonably be anticipated to have a material adverse effect on Tetra Tech's business, operations or financial condition; and

               (c) Tetra Tech has not received notice and otherwise is not aware that it is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

          5.7  Employee Benefits.
               -----------------

               (a) The Tetra Tech Disclosure Schedule sets forth a true and complete list of each Benefit Plan that is maintained or contributed to by Tetra Tech for the benefit of its employees (or former employees) and/or their beneficiaries. Except as set forth on the Tetra Tech Disclosure Schedule, Tetra Tech has no material unwritten compensation arrangement which is enforceable and, if put into writing, would constitute a Benefit Plan.

               (b) Tetra Tech has delivered or made available to the Companies a true and complete copy of:

                   (i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and the Tetra Tech Disclosure Schedule includes a description of any such amendment that is not in writing);

                   (ii) The current draft of the Summary Plan Description of each Benefit Plan (if applicable); and

                   (iii) The most recent Internal Revenue Service determination letter (if applicable) for each Benefit Plan, which determination letter, except as set forth on the Tetra Tech Disclosure Schedule, reflects all amendments that have been made to the Benefit Plan.

               (c) Tetra Tech does not maintain or contribute to any Benefit Plan that is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

               (d) No Benefit Plan is a "multi-employer plan", as defined in
Section 3(37) of ERISA, nor is any Benefit Plan a plan described in Section 4063(a) of ERISA.

               (e) No liability under Title IV of ERISA has been incurred by Tetra Tech or by any ERISA Affiliate of Tetra Tech since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to Tetra Tech or any ERISA Affiliate of incurring a liability under such Title other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). To the extent this representation applies to Section 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to each Benefit Plan and with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Tetra Tech or an ERISA Affiliate made, or was required to make, contributions during the six year period ending on the Effective Date.

               (f) All contributions required to be made by Tetra Tech to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of Tetra Tech under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on Tetra Tech's books.

               (g) Except as set forth on the Tetra Tech Disclosure Schedule and to the knowledge of Tetra Tech, (i) each Benefit Plan complies currently, and has complied in the past, both in form and operation, with all law applicable at the relevant time, including but not limited to ERISA and the Code and (ii) each Benefit Plan has been operated in accordance with its terms. Furthermore, the Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under

Section 401(a) of the Code, and, to the knowledge of Tetra Tech, no event had occurred (either before or after the date of the letter) that would disqualify the plan. Notwithstanding the foregoing, no violation of ERISA or the Code shall be deemed a violation of this subparagraph (g) if it can be remedied under
                                    ----------------
a compliance program or policy of the Internal Revenue Service or the Department of Labor (including, without limitation, the Voluntary Compliance Resolution Program).

               (h) Each Benefit Plan that is intended to meet currently applicable requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in compliance with such requirements and, if applicable, with the requirements of Sections 419 and 419A of the Code, and no "disqualified benefits" (within the meaning of Section 4976(a) of the Code) have been paid which would subject Tetra Tech to a tax under Code Section 4976.

               (i) To the knowledge of Tetra Tech, no prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under
Section 4975 of the Code and Section 406 of ERISA. Tetra Tech has not engaged in any transaction with respect to any Benefit Plan which could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

               (j) Except as set forth on the Tetra Tech Disclosure Schedule, Tetra Tech does not maintain any plan that provides (or provides entitlement to) medical or death benefits to one or more former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required under COBRA.

               (k) Except as set forth on the Tetra Tech Disclosure Schedule, there are no proceedings or lawsuits, and to the knowledge of Tetra Tech, there are no investigations, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, federal or foreign.

               (l) Except as set forth on the Tetra Tech Disclosure Schedule, there are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan) against or involving (i) any Benefit Plan or
(ii) any Fiduciary (within the meaning of Section 3(21)(A) of ERISA) of such Benefit Plan brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor to the knowledge of Tetra Tech is there any reasonable basis for any such claim.

               (m) Tetra Tech has no legally binding commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan except as required by law. The benefits under all Benefit Plans are as represented, and except in the ordinary course of business and consistent with past practices or as required by law, have not been, and will not be increased subsequent to the date documents are provided to the Companies.

               (n) Except as set forth on the Tetra Tech Disclosure Schedule and
Section 6.2 hereof, none of the Benefit Plans or any other employment agreement
-----------
or arrangement entered into by Tetra Tech will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of the transactions contemplated by this Agreement.

               (o) None of the Benefit Plans has any liability for tax on unrelated business taxable income or unrelated debt-financed income under
Section 511 of the Code.

               (p) Tetra Tech has complied (to the extent applicable) with the provisions of the Worker Adjustment and Retraining Notification Act.

               (q) Except as set forth on the Tetra Tech Disclosure Schedule, all reports, notices and other disclosure relating to Benefit Plans required to be filed with, or furnished to, governmental entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law, including, but not limited to, notices required to be furnished to employees under COBRA upon the occurrence of a "qualifying event", as defined at
Section 4980B of the Code.

               (r) Except as set forth on the Tetra Tech Disclosure Schedule, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

               (s) To the knowledge of Tetra Tech, none of the persons performing services for Tetra Tech has been improperly classified as independent contractors or as being exempt from the payment of wages for overtime.

          5.8  Purchase for Investment.  Tetra Tech acknowledges that the
               -----------------------
Company Common Stock has not been registered under the Securities Act or under any state securities laws. Tetra Tech is not an "underwriter" (as such term is defined under the Securities Act), and is acquiring the Company Common Stock solely for investment with no present intention to distribute any of the Company Common Stock to any person, and Tetra Tech will not sell or otherwise dispose of any of the Company Common Stock, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, and any other applicable securities laws.

          5.9  Brokers and Finders.  Tetra Tech has not engaged or authorized
               -------------------
any broker, finder, investment banker or other third party to act on behalf of Tetra Tech, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, nor has Tetra Tech consented to or acquiesced in anyone so acting, and Tetra Tech does not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of Tetra Tech or of any basis for such a claim.

          5.10  Exchange Shares.  The Exchange Shares to be issued and delivered
                ---------------
pursuant to this Agreement and the Certificate of Merger will, on delivery of certificates therefor in accordance with the terms hereof and the terms of the Certificate of Merger, be fully paid and nonassessable shares, validly issued and outstanding.

          5.11 No Material Adverse Changes.  Since March 30, 1997, there has not
               ---------------------------
occurred any event, nor has there been the development of any condition, which has had or is reasonably likely to have a material adverse effect on Tetra Tech's financial condition, results of operations or business.

          5.12 Accuracy of Representations and Warranties.  No representation or
               ------------------------------------------
warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of Tetra Tech to the Companies or the Principal Stockholder, with respect to Tetra Tech, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 6

                                   COVENANTS
                                   ---------

          6.1  Taxes.
               -----

               (a) For purposes of this Agreement, the following terms shall have the following meanings:

                    (i) "Taxes" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any governmental (whether federal, state, local or foreign) authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), but only if and to the extent attributable to periods (or partial periods) prior to and including the Effective Date, together with any interest and any penalty thereon.

                    (ii) "Tax Return" means any return, report, information return, registration form or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          (b) The Principal Stockholder shall indemnify and hold harmless Tetra Tech and the Companies or any Subsidiary for all Taxes and expenses (including reasonable accounting and legal fees and the costs and expenses of enforcing such indemnification against the Principal Stockholder) in connection with any tax audit or proceeding, with respect to the Companies or any Subsidiary for all periods (or partial periods) prior to and including the Effective Date. Such indemnity shall specifically include all Taxes due and payable by the Companies or any Subsidiary with respect to (i) the Merger, if any, (ii) the A/R Distribution and (iii) the Cash Distribution.

          (c) The covenants and agreements contained in this Section 6.1 and all
                                                             -----------
of the terms, covenants, warranties, representations and agreements hereunder of the Companies and the Principal Stockholder related to federal, state, local or foreign taxes shall survive the Closing until the expiration of the applicable statutory period of limitation for the payment of such taxes, giving effect to any waiver, mitigation or extension thereof (the "Tax Liability Period").

          (d) Tetra Tech agrees that in the event it receives notice, whether orally or in writing, of any federal, state, local or foreign examination, claim, proposed adjustment or related matter with respect to any Tax Return for Taxes covered by the Principal Stockholder's indemnity in Section 6.1(b) (the
                                                          --------------
"Tax Controversies"), Tetra Tech shall timely notify the Principal Stockholder. Failure of Tetra Tech to timely notify the Principal Stockholder of any Tax Controversies shall not constitute a waiver of any rights of Tetra Tech with respect to the indemnification thereof by the Principal Stockholder unless the Principal Stockholder is materially prejudiced by such failure to be timely notified. Any claim under this Section 6.1 shall be treated similarly to a
                                -----------
Third Party Claim under Section 8.7 hereof.
                        -----------

          (e) After the Closing Date, the Principal Stockholder shall:

                    (i) prepare and file any Tax Return of the Companies which is required to be filed after the Effective Date and which relates to any period (or portion thereof) ending on or before the Effective Date, and the Principal Stockholder shall within 15 days prior to the due date of any Tax Return, deliver a copy to Tetra Tech;

                    (ii) cooperate fully in preparing for any audits of, or disputes, contests or proceedings with, taxing authorities regarding any Tax Returns which relate to either a Company or any Subsidiary for periods prior to the Effective Date;

                    (iii) make available to the Companies or any Subsidiary and to any taxing authority as reasonably requested all information, records and documents relating to tax liabilities which are attributable to the Companies' or any Subsidiary's businesses or the Companies or any Subsidiary relating to periods beginning prior to the Closing Date.

                    (iv) preserve all such information, records and documents until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by law;

                    (v) make himself available, without charge, to the Companies or any Subsidiary, as reasonably requested, in connection with Tax Controversies related to periods prior to the Effective Date; and

                    (vi) keep confidential any Tax information except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding.

          6.2  Employee Matters.
               ----------------

              (a) On the Closing Date, Tetra Tech will grant incentive stock options covering an aggregate of 225,000 shares of Tetra Tech Common Stock to the key employees of the Companies, as determined by the Principal Stockholder and specifically set forth on Exhibit 6.2. The exercise price of each stock
                              -----------
option will be the closing price of Tetra Tech Common Stock on the Nasdaq Stock Market on the Closing Date.

              (b) For a period of six months following the Closing Date, Tetra Tech will not alter in any material respect, without the consent of the Principal Stockholder, the employee business practices of the Companies, as in effect on the Closing Date.

              (c) Tetra Tech will establish an annual bonus plan for all employees of the Companies, as applicable (the "Bonus Plan"). The Bonus Plan shall consist of a pool determined by multiplying the Operating Profit (as hereinafter defined) from the Companies' for any fiscal year in excess of 6.5% of the Companies' gross revenues for such fiscal year by 25%. "Operating Profit" is defined as income from the Companies' operations (after consideration of the payment of all bonuses to the employees of the Companies for the applicable period) before Federal income taxes and interest income/expense. For the period from the Closing Date through September 30, 1997, Operating Profit shall be appropriately annualized.

         6.3  Amendment of Certificate of Incorporation.  Tetra Tech shall use
              -----------------------------------------
commercially reasonable efforts to obtain the stockholder approval required to amend its Certificate of Incorporation to increase the authorized number of shares of Tetra Tech Common Stock so as to permit the conversion of the shares of Tetra Tech Preferred Stock issued to the Stockholders into shares of Tetra Tech Common Stock (the "Conversion"). In the event that the Conversion has not occurred on or before the six month anniversary of the Closing Date, the Principal Stockholder shall have the option to cause Tetra Tech to purchase the Tetra Tech Preferred Stock held by all Stockholders (the "Put Option") at the average closing price of Tetra Tech Common Stock on the Nasdaq Stock Market on the five trading days ending on the last trading day prior to the Principal Stockholder's exercise of the Put Option.

          6.4  Refunds; Tax Credit.  To the extent that Tetra Tech receives a
               -------------------
refund or credit of and with respect to any Taxes for which the Principal Stockholder is liable hereunder or any Taxes that were paid by the Principal Stockholder or the Company prior to the Closing Date, Tetra Tech shall pay or reimburse the Principal Stockholder for the amount of such refund or credit.
The Principal Stockholder and his duly appointed counsel shall have the sole right to supervise or otherwise coordinate any examination process to negotiate, resolve, settle or contest any asserted disallowance and to assert and prosecute any claim for refund with respect to refunds for Taxes described in the preceding sentence.

          6.5  Cooperation in Audit.  The Principal Stockholder acknowledges
               --------------------
that, following the Closing, Tetra Tech's auditors will commence an audit of the Companies' financial statements for the years ended December 31, 1994 and 1996, and for the interim periods of January 1, 1997 through March 31, 1997 and through the Closing Date. The Principal Stockholder agrees to cooperate fully in preparing for such audit and make himself available, as reasonably requested, in connection with such audit.

          6.6  Agreement Regarding Accounts Receivable.  The parties acknowledge
               ---------------------------------------
that the A/R Distribution, pursuant to which the Stockholders received accounts receivable of the Companies (the "Receivables") having a gross value of $21,455,838 and a net value of $18,455,838 (the "Net Value"), was made on June 10, 1997. The parties hereby agree that upon the collection by the Stockholders of payments with respect to the Receivables in the aggregate amount of the Net Value, the Stockholders shall sell to Tetra Tech all of their right, title and interest in and to the uncollected Receivables for a purchase price of $1.00; provided, that if such collections have not been received by June 11, 1998 (the
--------
"Final Repurchase Date"), the Stockholders shall sell to Tetra Tech for $1.00 such uncollected Receivables as the Stockholders shall select in the aggregate face amount of $3,000,000, less writeoffs or other amounts compromised with respect to the Receivables from and after June 11, 1997 through the date of repurchase by Tetra Tech. The Final Repurchase Date may be extended for up to two three-month periods upon the mutual agreement of the parties, which agreement shall not be unreasonably withheld. The Stockholders further agree that they will not writeoff or otherwise compromise any Receivables without Tetra Tech's prior consent, which shall not be unreasonably withheld. Tetra Tech shall indemnify and hold harmless the Principal Stockholder from any Tax imposed by reason of being required to include in gross income for any taxable period or periods any amount or amounts which, in the aggregate, exceed the Net Value. Tetra Tech's indemnity obligation shall be limited to the amount of Tax attributable to the excess described in the preceding sentence.

                                   ARTICLE 7

                                    CLOSING
                                    -------

          7.1  The Closing.  The parties hereto shall use their best efforts to
               -----------
cause the Closing of the Merger (the "Closing") to occur on June 11, 1997 (the "Closing Date"). The term "Effective Date" as used in this Agreement, shall be deemed to include the actual date of Closing. The Closing shall occur at the offices of Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, or at such other place mutually agreed to by the parties hereto. At the Closing, each of the parties shall take all such action and deliver all such documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or prior to the Effective Date and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

          7.2  Closing Deliveries.
               ------------------

               (a) Deliveries by the Companies and the Stockholders. At the
                   ------------------------------------------------
Closing, the Companies and the Stockholders will make the following deliveries to Tetra Tech:

                    (i) A certificate of the President of the Companies certifying that:

                       (A) The representations and warranties made by the Companies and the Principal Stockholder in this Agreement remain true and correct; and

                       (B) The resolutions attached to the Certificate, which authorize and approve this Agreement and the transactions contemplated herein, have been adopted by the Board of Directors of each Company and the Stockholders.

                    (ii) An opinion of counsel of Piper & Marbury L.L.P., counsel for the Companies and the Stockholders, dated the Effective Date and addressed to Tetra Tech, in substantially the form of Exhibit
                                                                         -------
          7.2A attached hereto.
          ----

                    (iii)  An Employment Agreement in the form of Exhibit 7.2B
                                                                  ------------
          attached hereto (the "Employment Agreement"), signed by the Principal Stockholder.

                    (iv) A Noncompetition and Nondisclosure Agreement in the form of Exhibit 7.2C attached hereto (the "Noncompetition Agreement"),
                  ------------
          signed by the Principal Stockholder.

                    (v) A Registration Rights Agreement in the form of Exhibit
                                                                       -------
          7.2D attached hereto (the "Registration Rights Agreement"), signed by
          ----
          each of the Stockholders.

                    (vi) An Investment Letter in the form of Exhibit 7.2E
                                                             ------------
          attached hereto signed by each of the Stockholders.

                    (vii) Evidence satisfactory to Tetra Tech that the Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                    (viii) Evidence satisfactory to Tetra Tech regarding the payment to the Stockholders of the A/R Distribution and the Cash Distribution.

          (b) Deliveries by Tetra Tech.  At the Closing, Tetra Tech will make
              ------------------------
the following deliveries to the Companies and the Stockholders:

                    (i) A certificate of the Chief Financial Officer of Tetra Tech certifying that:

                        (A) The representations and warranties made by Tetra Tech in this Agreement remain true and correct; and

                        (B) The resolutions attached to the Certificate, which authorize and approve this Agreement, the Certificate of Merger and the transactions contemplated herein and therein, have been adopted by the Board of Directors of Tetra Tech.

                    (ii) An opinion of counsel of Riordan & McKinzie, counsel for Tetra Tech, dated the Effective Date and addressed to the Companies and the Stockholders, in substantially the form of Exhibit
                                                                       -------
          7.2F attached hereto.
          ----

                    (iii)  The Employment Agreement, signed by Tetra Tech.

                    (iv) The Noncompetition Agreement, signed by Tetra Tech.

                    (v) The Registration Rights Agreement, signed by Tetra Tech.

                    (vi) Evidence satisfactory to the Principal Stockholder in his sole discretion that the Board of Directors of Tetra Tech consists of five directors and that the Principal Stockholder has been elected a director.

                    (vii) Evidence satisfactory to the Principal Stockholder that the Merger qualifies as a reorganization within the meaning of
          Section 368(a)(1)(A) of the Code.

                    (viii)  The consideration specified in Section 2.5.
                                                           -----------

          7.3  Further Acts.  If, at any time after the Closing, any further
               ------------
action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in the Surviving Corporation full title to all properties, assets and rights of the Constituent Corporations, such parties shall take all such necessary or desirable action or use such parties' best efforts to cause such action to be taken.


                                   ARTICLE 8

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                    ----------------------------------------
               COVENANTS AND RELATED AGREEMENTS; INDEMNIFICATION
               -------------------------------------------------

          8.1  General Liability Period.  Except for the representations,
               ------------------------
warranties and covenants contained in Section 6.1, all of the terms, covenants,
                                      -----------
warranties, representations and agreements made by the Companies and the Stockholders in this Agreement, or in any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of Tetra Tech, for a period of one year after Closing Date (the "General Liability Period").

          8.2  Tax Liability Period.  The Tax Liability Period shall be as
               --------------------
described in Section 6.1(c) hereof.
             --------------

          8.3  Survival of Tetra Tech's Obligations.  All the terms, covenants,
               ------------------------------------
warranties, representations and agreements made by Tetra Tech in this Agreement or in any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Companies and the Stockholders, for the General Liability Period.

          8.4  Indemnity by the Principal Stockholder.
               --------------------------------------

               (a) Except as otherwise provided in this Article 8, the Principal
                                                   ---------
Stockholder shall indemnify and hold harmless Tetra Tech and the officers, directors, agents, affiliates and representatives of Tetra Tech or any of them (the "Tetra Tech Indemnitees")
from and against, and shall reimburse the Tetra Tech Indemnitees on demand in cash for any loss, liability, damage or expense (other than Tetra Tech's administrative costs and expenses) that the Tetra Tech Indemnitees shall incur or suffer, but subject at all times to Section 8.6 hereof (collectively, "Tetra
                                       -----------
Tech's Recoverable Losses"), resulting from any misrepresentation by the Companies or the Stockholders or breach by the Companies or the Stockholders of any (i) representation or warranty contained in Articles 3 or 4 hereof; (ii)
                                                ----------    -
agreement or covenant under or pursuant to this Agreement; or (iii) document, certificate, schedule or instrument delivered by or on behalf of the Companies or the Stockholders pursuant hereto (collectively with respect to which a claim for Tetra Tech's Recoverable Losses is made by the Tetra Tech Indemnitees during the General Liability Period hereinafter referred to as a "Stockholder Purchase Agreement Breach").

          (b) Notwithstanding anything to the contrary, express or implied, set forth herein, the Principal Stockholder shall also indemnify and hold harmless the Tetra Tech Indemnitees from and against, and shall reimburse the Tetra Tech Indemnitees on demand in cash for all of Tetra Tech's Recoverable Losses, in excess of the $300,000 reserve for the Partridge Claim to be established on Tetra Tech's or one of its subsidiary's financial statements (the "Reserve"), resulting from or arising in connection with the Complaint filed by Virginia Partridge against Whalen & Company, Inc., Case No. 00702702, in the Superior Court of the State of California for the County of San Diego (the "Partridge Claim"). The Partridge Claim shall not be deemed to be a Stockholder Purchase Agreement Breach hereunder. The Principal Stockholder shall be entitled to assume the defense of the Partridge Claim, including, without limitation, employment of counsel of the Principal Stockholder's choice. In this connection, Tetra Tech and the Principal Stockholder agree that no settlement of the Partridge Claim may be agreed to without the written consents of the Principal Stockholder and Tetra Tech, which consents shall not be unreasonably withheld. The Principal Stockholder shall deliver, or cause to be delivered, to Tetra Tech copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Partridge Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to the Partridge Claim.

          8.5  Indemnity by Tetra Tech.
               -----------------------

              (a) Tetra Tech shall indemnify and hold harmless the Stockholders and those individuals who, prior to the Closing, were officers, directors, agents, affiliates and representatives of either Company (the "Whalen Indemnitees") from and against, and shall reimburse the Whalen Indemnitees on demand, in cash, for any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Whalen Indemnities shall incur or suffer (collectively, the "Stockholders' Recoverable Losses") resulting from any misrepresentation by Tetra Tech or breach by Tetra Tech of any (i) representation or warranty contained in Article 5 hereof, (ii) agreement or covenant under or pursuant to
             ---------
this Agreement or (iii) document, certificate, schedule or instrument delivered by or on behalf of Tetra Tech in connection herewith (collectively with respect to which a claim for the Stockholders' Recoverable Losses is made by the Whalen Indemnitees during the General Liability Period, hereinafter referred to as a "Tetra Tech Purchase Agreement Breach").

               (b) Notwithstanding anything to the contrary express or implied, set forth herein, Tetra Tech shall also indemnify and hold harmless the Whalen Indemnitees from and against, and shall reimburse the Indemnitees on demand in cash for claims in respect of employer taxes that are associated with the payment by the Companies of pre-Closing bonuses to their employees of up to $5,000,000, and the Companies' pre-Closing corporate franchise taxes.

          8.6  Limitations on Recoverable Losses.  Notwithstanding anything to
               ---------------------------------
the contrary, express or implied, set forth herein, claims for payment of Tetra Tech's Recoverable Losses in respect of a Stockholder Purchase Agreement Breach
(a) may be made only with respect to claims arising during the General Liability Period or the Tax Liability Period, as applicable; (b) must be made, if at all, by giving the written Claim Notice (as defined in Section 8.7(a) hereof) to the
                                                  --------------
Principal Stockholder during the General Liability Period or the Tax Liability Period, as applicable, with respect to such claim; (c) may be made only to the extent that the aggregate amount of Tetra Tech's Recoverable Losses for Stockholder Purchase Agreement Breaches exceeds $200,000 (the "Basket"), in which case all Tetra Tech's Recoverable Losses for Stockholder Purchase Agreement Breaches in excess of the Basket which are covered by clauses (a) and
                                                                -----------
(b) hereinabove shall be paid by the Principal Stockholder; provided, however,
---                                                         --------  -------
that the Basket shall not apply to claims for payment of Tetra Tech's Recoverable Losses in respect of a Stockholder Purchase Agreement Breach relating to Section 6.1 hereof; and (d) shall not exceed $72,000,000.
            -----------
Notwithstanding anything to the contrary, express or implied, set forth herein, claims for payment of the Stockholders' Recoverable Losses in respect of a Tetra Tech Purchase Agreement Breach (a) may be made only with respect to claims arising during the General Liability Period, and (b) must be made, if at all, by giving written Claim Notice to Tetra Tech during the General Liability Period with respect to such claim.

          8.7  Claims for Indemnification; Disputes.
               ------------------------------------

               (a) Claims for Indemnification.  Any party hereto (individually
              --------------------------
or with others, collectively, the "Indemnitee") shall give the Principal Stockholder or Tetra Tech, as the case may be (the "Indemnitor"), written notice (the "Claim Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which indemnity may be sought by the Indemnitee (individually, a "Claim" and collectively, "Claims"); provided,
                                                                 --------
however, that if the Indemnitee fails to give such Claim Notice prior to the
-------
expiration of the General Liability Period or the Tax Liability Period, as applicable, all rights of the Indemnitee to assert any such Claims for a Tetra Tech Purchase Agreement Breach or Stockholder Purchase Agreement Breach, as the case may be, shall terminate and be forever waived. The Claim Notice shall state (i) the aggregate amount of Tetra Tech's Recoverable Losses or the Stockholders' Recoverable Losses (in either case,

"Recoverable Losses") as to which indemnification is being sought (which amount may be estimated and updated from time to time); (ii) the components of the amount of Recoverable Losses for which indemnification is being sought (which components may be estimated and updated from time to time); and (iii) the specific grounds upon which the Claim for indemnification is being made. The right of the Indemnitee to indemnification for a Claim shall be deemed to be accepted by the Indemnitor unless, within 30 days after the Indemnitor's receipt of the Claim Notice, the Indemnitor shall notify the Indemnitee in writing that it objects to the right of the Indemnitee to indemnification with respect to the Claim.

          (b) Control of Litigation; Mutual Cooperation.  If a Claim is based
              -----------------------------------------
upon a claim asserted by a third party against the Indemnitee (a "Third Party Claim") and the Indemnitor denies liability for the Claim hereunder, the Indemnitee shall be entitled to control the defense of the Third Party Claim, including, without limitation, the employment of counsel and the right to settle the Third Party Claim without any participation by or consent from the Indemnitor. All fees and expenses of counsel retained by the Indemnitee to defend such Third Party Claim, expert witness fees and other costs incurred in such action, shall be payable by the Indemnitee defending such Third Party Claim; provided, however, that if such Third Party Claim results in a
       --------  -------
Recoverable Loss for which the Indemnitor, notwithstanding any denial of liability, is found to be liable hereunder, such reasonable fees and expenses of counsel, expert witness fees and other reasonable costs incurred in such action shall be deemed to be included in such Recoverable Loss and payable by the Indemnitor to the extent and under the limitations provided in this Article 8.
                                                                    ---------
If the Indemnitor does not deny liability for the Claim hereunder, the Indemnitor shall be entitled, in his or its discretion, to assume the defense of the Third Party Claim, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnitee; provided, however, that until the
                                           --------  -------
amount of Tetra Tech's Recoverable Losses exceeds the Basket in the case of a Stockholder Purchase Agreement Breach (other than a Stockholder Purchase Agreement Breach relating to Section 6.1 in which case the Basket shall not
                             -----------
apply), the Indemnitee, if Tetra Tech or a Tetra Tech Indemnitee, shall be entitled to assume the defense of the Third Party Claim, including, without limitation, employment of counsel reasonably satisfactory to the Principal Stockholder. If the Indemnitor does not deny liability for the Claim hereunder, but does not elect to assume the defense of the Third Party Claim, the Indemnitee shall be entitled to assume the defense of the Third Party Claim. Regardless of which party is controlling the defense of the Third Party Claim for which the Indemnitor admits liability hereunder, (i) the Indemnitor and the Indemnitee shall act in good faith; (ii) no settlement of the Third Party Claim may be agreed to without the written consents of the Indemnitor and the Indemnitee, which consents shall not be unreasonably withheld; (iii) the reasonable fees and expenses of counsel retained to defend the Third Party Claim, expert witness fees and other costs incurred in such action shall be deemed to be included in such Recoverable Losses and shall be payable by the Indemnitor to the extent and under the limitations provided in this Article 8;
                                                                    ---------
and (iv) the party controlling the defense of the Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to the Third Party Claim.

              (c) Resolution of Disputes.  The Indemnitor and the Indemnitee
                  ----------------------
shall undertake in good faith to or to have their representatives promptly meet and attempt to resolve all disputes regarding indemnification. If the Indemnitor and the Indemnitee are unable to resolve such disputes within 20 days, the resolution of the disputes shall be referred to and settled by arbitration to be held in Los Angeles, California and conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The successful or prevailing party or parties, as determined by the arbitrators, shall be entitled to recover all attorneys' fees, expert witness fees and other costs incurred in such action, in addition to any other relief to which it or they may be entitled. Such attorneys' fees, expert witness fees and other costs shall be payable in cash.

          8.8  Indemnity as Exclusive Remedy.  Each party hereto acknowledges
               -----------------------------
and agrees that, from and after the Closing Date, his or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in
Section 6.1 and this Article 8, except that nothing in this Agreement shall be
-----------          ---------
deemed to constitute a waiver of any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit. In furtherance of the foregoing, each party hereto waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all claims, rights and causes of action (other than tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit, and claims arising under
Section 6.1 or Article 8) it may have relating to the subject matter of this
-----------    ---------
Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.


                                   ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

          9.1  Entire Agreement; Modifications; Waiver.  Except for the Mutual
               ---------------------------------------
Confidentiality Agreement dated February 28, 1997 between Tetra Tech and WhalenCo, this Agreement supersedes any and all agreements heretofore made relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto. Inspection of documents or the receipt of information pursuant to this Agreement shall not constitute a waiver of any representation, warranty, covenant or condition hereunder. No waiver shall be binding unless executed in writing by the party making such waiver.

          9.2  Severability.  If any clause or provision of this Agreement shall
               ------------
be held invalid or unenforceable by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect.

          9.3  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of each of the parties hereto, and their respective successors and assigns.

          9.4  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          9.5  Governing Law.  This Agreement shall be construed and interpreted
               -------------
in accordance with the internal substantive laws of the State of Delaware.

          9.6  Notices.  All notices required or desired to be given hereunder
               -------
shall be given in writing and signed by the party so giving notice, and shall be effective when personally delivered, one business day after transmission if sent by facsimile and appropriate confirmation is received, or five (5) days after being deposited in the United States mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below. Any party from time to time may change such party's address for giving notice by giving notice thereof in the manner outlined above:

               If to Tetra Tech:

                    Tetra Tech, Inc.
                    630 N. Rosemead Boulevard
                    Pasadena, California  91107-2190
                    Attention:  Dr. Li-San Hwang
                    Facsimile No.:  (818) 351-1188

               With a copy to:

                    Riordan & McKinzie
                    300 South Grand Avenue, 29th Floor
                    Los Angeles, California  90071-3155
                    Attention:  Janis B. Salin, Esq.
                    Facsimile No.:  (213) 229-8550

               If to the Companies or the Stockholders:

                    Whalen & Company, Inc.
                    3675 Mount Diablo Boulevard, Suite 360
                    Lafayette, California  94549
                    Attention:  Daniel A. Whalen
                    Facsimile No.:  (510) 283-7703

               With a copy to:

                    Piper & Marbury L.L.P.
                    Charles Center South
                    36 S. Charles Street
                    Baltimore, Maryland  21201-3018
                    Attention:  Elizabeth Grieb, Esq.
                    Facsimile No.:  (410) 539-0489

          9.7  Expenses.  Pending the Closing, each party will bear its own fees
               --------
and expenses. If the transaction contemplated by this Agreement closes, (i) Tetra Tech will pay its own fees and expenses and $1,250,000 of the Stockholders' and the Companies' aggregate fees and expenses, incurred in connection with this Agreement or any transaction contemplated by this Agreement (including the Principal Stockholder's filing fee under the HSR Act) and (ii) the Stockholders will pay their and the Companies' aggregate fees and expenses in excess of $1,250,000.

          9.8  Recovery of Litigation Costs.  If any legal action or arbitration
               ----------------------------
or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          9.9  Confidentiality.  From and after the date hereof, Tetra Tech and
               ---------------
the Companies shall not disclose or communicate to any person, firm or corporation in any manner whatsoever any Confidential Information (as defined below) of the other, which Tetra Tech or the Companies learn, discover or otherwise acquire pursuant to this Agreement and the transactions contemplated hereunder; provided, however, that Tetra Tech and the Companies shall be
           --------  -------
permitted to make such disclosures or communications to their financial advisors, consultants, attorneys, accountants and lenders provided that such Confidential Information shall be accompanied by directions that such information is to remain confidential in accordance with the provisions contained herein. The term "Confidential Information," as used herein, means all information of a business or technical nature relative to Tetra Tech's and the Companies' businesses as currently being conducted by Tetra Tech and the Companies. Said term shall not include information (i) which is or becomes so generally known as to be part of the public domain, (ii) which is lawfully received from a third party, without restriction, (iii) which was known by Tetra Tech or either Company without restriction on disclosure prior to receipt from the other party or (iv) which is independently developed by persons who had no access to the Confidential Information, or (v) which is disclosed pursuant to subpoena, court order or similar legal process where the party whose Confidential Information is to be disclosed has had a reasonable opportunity to appear and object to disclosure.

          9.10 Public Statements.  The parties hereto shall not, and shall cause
               -----------------
their Affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without first obtaining the review and approval of all other parties and their respective counsel.

          9.11 Time.  Time is of the essence in the performance of the parties'
               ----
respective obligations herein contained.

          9.12 No Third Parties Benefitted.  This Agreement is made and entered
               ---------------------------
into for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

          9.13 Recitals, Schedules and Exhibits.  The recitals, schedules and
               --------------------------------
exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          9.14 Section Headings.  The section headings used herein are inserted
               ----------------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              TETRA TECH, INC.


                              By:   /s/ Li-San Hwang
                                   -------------------------------------
                                    Li-San Hwang
                                    President and Chief Executive Officer


                              WHALEN & COMPANY, INC.


                              By:   /s/ Daniel A. Whalen
                                   --------------------------------------
                                    Daniel A. Whalen
                                    President and Chief Executive Officer


                              WHALEN SERVICE CORPS INC.


                              By:   /s/ Daniel A. Whalen
                                   ---------------------------------------
                                    Daniel A. Whalen
                                    President and Chief Executive Officer


                              PRINCIPAL STOCKHOLDER:


                                   /s/ Daniel A. Whalen
                             ----------------------------------------------
                              Daniel A. Whalen

                              OTHER STOCKHOLDERS:

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - D


                              By:   /s/ Daniel A. Whalen
                                    --------------------------------
                                    Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    -------------------------------
                                    Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - D


                              By:   /s/ Daniel A. Whalen
                                    --------------------------------
                                    Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    ---------------------------------
                                    Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - D


                              By:    /s/ Daniel A. Whalen
                                     -------------------------------
                                     Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    ---------------------------------
                                    Katharine C. Whalen

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - K


                              By:   /s/ Daniel A. Whalen
                                    -------------------------------
                                    Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    -------------------------------
                                    Katharine C. Whalen



                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - K


                              By:   /s/ Daniel A. Whalen
                                    -------------------------------
                                    Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    -------------------------------
                                    Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - K


                              By:   /s/ Daniel A. Whalen
                                    -------------------------------
                                    Daniel A. Whalen


                              By:   /s/ Katharine C. Whalen
                                    -------------------------------
                                    Katharine C. Whalen

                                SPOUSAL CONSENT


          Katharine C. Whalen, the spouse of Daniel A. Whalen, hereby states that she has read the foregoing Agreement, is aware of the contents thereof, including without limitation, the fact that pursuant to such Agreement, Daniel
A. Whalen will be selling shares of Company Common Stock for the purchase price set forth in Section 2.5 of the Agreement, and agrees and consents to the terms
             -----------
and conditions of the Agreement and the sale of shares of Company Common Stock pursuant thereto.


                                    /s/ Katharine C. Whalen
                                    ----------------------------
                                    Katharine C. Whalen


Date:  June 11, 1997

                                                                      EXHIBIT 1A

                             CERTIFICATE OF MERGER
                                       OF
                             WHALEN & COMPANY, INC.
                                      AND
                           WHALEN SERVICE CORPS INC.
                                      INTO
                                TETRA TECH, INC.
--------------------------------------------------------------------------------

                   Pursuant to Sections 251(c) and (f) of the
                         General Corporation Law of the
                               State of Delaware

--------------------------------------------------------------------------------



          Pursuant to Section 251(c) and the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware (the "Corporation Law"), Whalen & Company, Inc., a Delaware corporation ("Whalen Company"), Whalen Service Corps Inc., a Delaware corporation ("Whalen Service"), and Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), hereby certify to the following information relating to the merger of each of Whalen Company and Whalen Service with and into Tetra Tech (the "Merger").

          1. The names and states of incorporation of Whalen Company, Whalen Service and Tetra Tech, which are the constituent corporations in the Merger (the "Constituent Corporations"), are:

                  Name                                State
             ---------------                         --------

          Whalen & Company, Inc.                     Delaware
          Whalen Service Corps Inc.                  Delaware
          Tetra Tech, Inc.                           Delaware

          2. The Agreement and Plan of Reorganization, dated as of June 11, 1997, by and among Tetra Tech, Whalen Company, Whalen Service and the Stockholders named therein (the "Merger Agreement"), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251(c) of the Corporation Law. The Merger Agreement has been adopted by Tetra Tech pursuant to the first sentence of Section 251(f) of the Corporation Law and all the conditions specified in that sentence have been satisfied.

          3. The name of the corporation surviving the Merger is Tetra Tech, Inc., a Delaware corporation.

          4. The Certificate of Incorporation of Tetra Tech, Inc., as now in force and effect, shall be the certificate of incorporation of the surviving corporation.

          5. An executed Merger Agreement is on file at the principal place of business of the surviving corporation, which is located at 630 N. Rosemead Boulevard, Pasadena, California 91107-2190.

          6. A copy of the Merger Agreement will be furnished by Tetra Tech, the surviving corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

          7. This Certificate of Merger shall be effective at 11:59 p.m., Eastern Daylight Time, on the date of filing.

          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 11th day of June, 1997.

                              TETRA TECH, INC.


                              By:   ________________________________
                                    Li-San Hwang
                                    President and Chief Executive Officer

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------
AAT Communications Corp.

                               790-9701                   2/28/97            702
                               790-9702                   3/31/97         12,876
                               790-9703                   4/28/97         13,057

                               CUSTOMER TOTAL:                            26,634
------------------------------------------------------------------------------------
APC - Washington, D.C.
                               250-9702                    4/1/97         43,135
                               250-9703                   4/21/97         21,008
                               250-9701                    3/7/97         39,251
                               250-9612                   2/27/97            577
                               250-9704                    5/8/97        383,543
                               255-9702                    4/1/97        193,650
                               255-9703                   4/21/97        158,915
                               255-9701                   3/10/97        231,836
                               255-9610                   1/22/97          1,112
                               255-9611                   3/17/97            694
                               255-9612                   2/27/97          2,240
                               255-9704                    5/8/97        248,803
                               260-9702                    4/1/97          1,144
                               265-9702                    4/1/97        160,808
                               265-9703                   4/21/97        169,502

                               CUSTOMER TOTAL:                         1,656,219
------------------------------------------------------------------------------------
Advanced Radio Telecom
                               870-9704                   4/24/97          3,000
                               870-9705                   5/12/97          3,000

                               CUSTOMER TOTAL:                             6,000
------------------------------------------------------------------------------------
Aerial - Columbus
                               606-9604                   5/21/96          4,981
                               606-9611                  12/18/96        108,470
                               606-9612                   1/17/97         63,637
                               606-9701                   2/10/97         16,949

                               CUSTOMER TOTAL:                           194,037
------------------------------------------------------------------------------------
Aerial - Pittsburgh
                               604-9610                  11/25/96        160,216
                               604-9611                  12/20/96        275,077
                               604-9612                   1/17/97        230,305
                               604-9701                   2/10/97        125,161
                               604-9702                   3/27/97         22,169

                               CUSTOMER TOTAL:                           812,927
------------------------------------------------------------------------------------

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------
Aerial - Tampa
                               602-9606                      6/21/96            248
                               602-9606ADJ                   7/24/96         28,036
                               602-9608                      8/23/96         32,991
                               602-9609                     10/23/96        256,377
                               602-9610                     11/25/96        252,119
                               602-9611                     12/20/96        190,671
                               602-9612                      1/17/97          3,964

                               CUSTOMER TOTAL:                              764,406
------------------------------------------------------------------------------------
Air Touch - Italy
                               201-941012                    4/29/96          7,450

                               CUSTOMER TOTAL:                                7,450
------------------------------------------------------------------------------------
Cantel - Canada
                               212-9603                       5/6/97        522,952
                               214-9603                       5/6/97        216,505
                               216-9603                       5/6/97        209,300
                               218-9701                      3/10/97              0
                               218-9603                       5/6/97        661,492

                               CUSTOMER TOTAL:                            1,610,248
------------------------------------------------------------------------------------
Comcast - Philadelphia
                                     13681                   1/13/97             (0)
                                     14048                   4/21/97             (0)
                               300-9702                      3/27/97        252,661
                               300-9702AP                    3/27/97         36,642
                               300-9703                      4/18/97        273,308
                               300-9703AP                    4/18/97         35,935
                               302-9702                      3/27/97          9,396
                               302-9612                      1/24/97          3,220
                               302-9701                       3/6/97          8,744
                               302-9703                      4/18/97         28,218
                               304-9702                      3/27/97         13,388
                               304-9703                      4/18/97         23,721

                               CUSTOMER TOTAL:                              685,233
------------------------------------------------------------------------------------
DMT - LCC, Inc.
                               351-9607                       8/7/96          7,000
                               352-9606                      9/12/96          6,348
                               352-9607                      9/12/96        464,890

                               CUSTOMER TOTAL:                              478,238
------------------------------------------------------------------------------------
Ericsson - Jakarta
                               280-9611                      3/24/97         49,327

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------

                               CUSTOMER TOTAL:                               49,327
------------------------------------------------------------------------------------
Excelcom - Jakarta
                               202-9606                      8/19/96         14,979
                               204-9606                      8/19/96         78,831
                               204-9606A                     8/19/96         65,040
                               204-9607                      8/19/96          9,966

                               CUSTOMER TOTAL:                              168,816
------------------------------------------------------------------------------------
Kaiser Foundation Health Plan
                               092-0597                      5/15/97        193,680

                               CUSTOMER TOTAL:                              193,680
------------------------------------------------------------------------------------
Nextel - Albuquerque/El Paso
                               480-9703R                     4/30/97         59,090

                               CUSTOMER TOTAL:                               59,090
------------------------------------------------------------------------------------
Nextel-Arizona Project Blanket
                               490-9703                      4/23/97          4,316

                               CUSTOMER TOTAL:                                4,316
------------------------------------------------------------------------------------
Nextel - Boston
                               400-9612                      3/27/97          4,207

                               CUSTOMER TOTAL:                                4,207
------------------------------------------------------------------------------------
Nextel - Chicago
                               402-9610                     11/26/96         46,228
                               402-9701                      2/20/97         28,293
                               402-9702                      3/28/97         31,399
                               402-9703                       5/1/97         22,282

                               CUSTOMER TOTAL:                              128,202
------------------------------------------------------------------------------------
Nextel - Cincinnati
                               404-9701                      2/20/97         54,520
                               404-9702                      3/28/97         60,481
                               404-9703R                      5/5/97         57,516

                               CUSTOMER TOTAL:                              172,518
------------------------------------------------------------------------------------
Nextel - Cleveland
                               406-9701                      2/20/97          4,269
                               406-9702                      3/28/97          4,263
                               406-9703                       5/1/97          1,380

                               CUSTOMER TOTAL:                                9,912
------------------------------------------------------------------------------------
Nextel - Columbus

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------
                               408-9701                      2/20/97          3,355
                               408-9702                      3/28/97          3,007
                               408-9703                       5/1/97            216

                               CUSTOMER TOTAL:                                6,578
------------------------------------------------------------------------------------
Nextel - Denver
                               475-9703                      4/22/97         15,742

                               CUSTOMER TOTAL:                               15,742
------------------------------------------------------------------------------------
Nextel Las Vegas
                               416-9701                      2/28/97          1,594
                               416-9702                      3/31/97         28,278
                               416-9703                      4/28/97         36,730

                               CUSTOMER TOTAL:                               66,602
------------------------------------------------------------------------------------
Nextel - NexWave (Org Cty)
                               452-9701                      2/19/97         17,989
                               452-9702                      3/28/97         22,993
                               452-9703                      4/22/97         20,930

                               CUSTOMER TOTAL:                               61,911
------------------------------------------------------------------------------------
Nextel - Phoenix
                               460-9703                      4/23/97         99,211

                               CUSTOMER TOTAL:                               99,211
------------------------------------------------------------------------------------
Nextel - Sacramento
                               458-9610ADJ                  12/13/96         84,713
                               458-9611                     12/24/96         85,088
                               458-9703                       5/2/97         56,993

                               CUSTOMER TOTAL:                              226,793
------------------------------------------------------------------------------------
Nextel - Salt Lake City
                               465-9703                      4/22/97         47,093

                               CUSTOMER TOTAL:                               47,093
------------------------------------------------------------------------------------
Nextel - San Francisco
                               438-9610ADJ                  12/13/96        133,205
                               438-9611                     12/24/96         83,823
                               438-9703                       5/2/97         56,432

                               CUSTOMER TOTAL:                              273,461
------------------------------------------------------------------------------------
Nextel - Wisconsin
                               470-9701                      2/20/97            852

                               CUSTOMER TOTAL:                                  852
------------------------------------------------------------------------------------

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------
NextWave - NewYork
                               640-9611                      1/13/97          4,319

                               CUSTOMER TOTAL:                                4,319
------------------------------------------------------------------------------------
PageNet - Bay Area
                               576-9703                      4/24/97         14,814
                               578-9703                      4/24/97            777

                               CUSTOMER TOTAL:                               15,591
------------------------------------------------------------------------------------
PageNet - Bay Area Zoning
                               570-9703                      4/24/97         44,842

                               CUSTOMER TOTAL:                               44,842
------------------------------------------------------------------------------------
PageNet Central Region
                               580-9612                      1/24/97        148,259
                               580-9702                      3/31/97          2,484
                               580-9703                      4/24/97            819
                               582-9702                      3/31/97         48,471
                               582-9703                      4/24/97         15,445

                               CUSTOMER TOTAL:                              215,479
------------------------------------------------------------------------------------
PageNet - Denver
                               565-9703                      4/22/97         22,012

                               CUSTOMER TOTAL:                               22,012
------------------------------------------------------------------------------------
PrimeCo - Chicago
                               500-960815                    9/23/96          5,000
                               500-970131A                   2/26/97            847
                               500-970331                    4/10/97         34,817

                               CUSTOMER TOTAL:                               40,664
------------------------------------------------------------------------------------
Sprint - Bay Area
                               730-9702                      3/19/97        520,438
                               730-9703                      4/10/97        542,335
                               732-9702R                     4/14/97         76,071

                               CUSTOMER TOTAL:                            1,138,845
------------------------------------------------------------------------------------
Sprint - Phoenix
                               740-9704                      5/13/97        519,328
                               742-970506                     5/6/97          7,417

                               CUSTOMER TOTAL:                              526,745
------------------------------------------------------------------------------------
Sprint - Portland
                               700-9608*                     9/25/96          1,000

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                 Invoice
Client                           Number                Invoice Date   Invoice Total
------------------------------------------------------------------------------------
* Per recent negotiations      700-9610R*                   11/27/96         21,731
these invoice #'s will         700-9611R*                   12/16/96         24,611
be changed and reinvoiced      700-9612R*                   12/30/96         40,773
under new invoice #'s          700-9701R*                    2/25/97         40,569
                               700-9702AR*                    3/6/97          3,000
                               700-9702R2*                    3/6/97         18,126
                               707-9702                      3/27/97         84,967
                               707-9703                       4/8/97        152,644
                               710-9604                      5/20/96          4,100
                               710-9611                     12/16/96            100

                               CUSTOMER TOTAL:                              391,621
------------------------------------------------------------------------------------

                                                              Total      10,229,822

                                                  Reconciling Items         (39,051)

                                    Total Billed A/R (per G/L)          $10,190,771
                                                                        ===========

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date        Invoice Total
---------------------------------------------------------------------------------------
AAT Communications Corp.
                                    Apr-97            N/A                     3,201
                                    May-97            N/A                     7,792

                                  CUSTOMER TOTAL:                            10,993
------------------------------------------------------------------------------------
APC - Washington, D.C.
  GSM - Site Acquisition            Apr-97            N/A                    25,382
  GSM - Site Acquisition            May-97            N/A                   349,505
  CDMA - Site Acqusition            Apr-97            N/A                   172,127
  CDMA - Site Acqusition            May-97            N/A                    32,102
  GSM - Construction                Apr-97            N/A                         0
  GSM - Construction                May-97            N/A                         0
  CDMA - Construction               Apr-97            N/A                   168,947
  CDMA - Construction               May-97            N/A                    15,050

                                  CUSTOMER TOTAL:                           763,114
------------------------------------------------------------------------------------
ART - Portland
                                    Apr-97            N/A                         0
                                    May-97            N/A                    15,500

                                  CUSTOMER TOTAL:                            15,500
------------------------------------------------------------------------------------
ART - Salt Lake City
                                    Apr-97            N/A                         0
                                    May-97            N/A                    15,500

                                  CUSTOMER TOTAL:                            15,500
------------------------------------------------------------------------------------
Aerial - Columbus
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                       500

                                  CUSTOMER TOTAL:                               500
------------------------------------------------------------------------------------
Aerial - Pittsburgh
                                    Apr-97            N/A                         0
                                    May-97            N/A                         0

                                  CUSTOMER TOTAL:                                 0
------------------------------------------------------------------------------------
Aerial - Tampa
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                        20

                                  CUSTOMER TOTAL:                                20
------------------------------------------------------------------------------------
Air Touch - Germany
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                    60,785

                                  CUSTOMER TOTAL:                            60,785
------------------------------------------------------------------------------------

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
Air Touch - Italy
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                     2,366

                                  CUSTOMER TOTAL:                             2,366
------------------------------------------------------------------------------------
Cantel - Canada
  Vancouver                         Apr-97            N/A                   545,217
  Vancouver                         May-97            N/A                   512,996
  Montreal                          Apr-97            N/A                   264,844
  Montreal                          May-97            N/A                   241,892
  Calgary                           Apr-97            N/A                   405,116
  Calgary                           May-97            N/A                   326,945
  Toronto                           Apr-97            N/A                   523,172
  Toronto                           May-97            N/A                   556,225
Credit/Refund                       May-97                                 (360,000)
                                  CUSTOMER TOTAL:                         3,016,407
------------------------------------------------------------------------------------
Comcast - Philadelphia
                                    Apr-97            N/A                   328,268
                                    May-97            N/A                   308,789

                                  CUSTOMER TOTAL:                           637,057
------------------------------------------------------------------------------------
DMT - LCC, Inc.
                                  Prior Period        N/A                      (406)

                                  CUSTOMER TOTAL:                              (406)
------------------------------------------------------------------------------------
Ericsson - Jakarta
                                  Prior Period        N/A                     5,093

                                  CUSTOMER TOTAL:                             5,093
------------------------------------------------------------------------------------
Excelcom - Jakarta
                                  Prior Period        N/A                    97,228

                                  CUSTOMER TOTAL:                            97,228
------------------------------------------------------------------------------------
Insight Communications
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                      (830)

                                  CUSTOMER TOTAL:                              (830)
------------------------------------------------------------------------------------
MComcast
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                     1,259

                                  CUSTOMER TOTAL:                             1,259
------------------------------------------------------------------------------------
MLJ - Portland
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                        30

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
                                  CUSTOMER TOTAL:                                80
------------------------------------------------------------------------------------
Nextel - Albuquerque/El Paso
                                    Apr-97            N/A                    53,566
                                    May-97            N/A                    45,079

                                  CUSTOMER TOTAL:                            98,644
------------------------------------------------------------------------------------
Nextel-Arizona Project Blanket
                                    Apr-97            N/A                    19,419
                                    May-97            N/A                    24,975

                                  CUSTOMER TOTAL:                            44,394
------------------------------------------------------------------------------------
Nextel - Boston
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                        (0)

                                  CUSTOMER TOTAL:                                (0)
------------------------------------------------------------------------------------
Nextel - Chicago
                                    Apr-97            N/A                    20,692
                                    May-97            N/A                    23,148

                                  CUSTOMER TOTAL:                            43,839
------------------------------------------------------------------------------------
Nextel - Cincinnati
                                    Apr-97            N/A                    54,284
                                    May-97            N/A                    54,316

                                  CUSTOMER TOTAL:                           108,600
------------------------------------------------------------------------------------
Nextel - Cleveland
                                    Apr-97            N/A                         0
                                    May-97            N/A                     1,241

                                  CUSTOMER TOTAL:                             1,241
------------------------------------------------------------------------------------
Nextel - Columbus
                                    Apr-97            N/A                     1,610
                                    May-97            N/A                      (761)

                                  CUSTOMER TOTAL:                               849
------------------------------------------------------------------------------------
Nextel - Dallas
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                     2,664

                                  CUSTOMER TOTAL:                             2,664
------------------------------------------------------------------------------------
Nextel - Denver
                                    Apr-97            N/A                     6,730
                                    May-97            N/A                         0

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
                                  CUSTOMER TOTAL:                             6,730
------------------------------------------------------------------------------------
Nextel - Houston
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                       467

                                  CUSTOMER TOTAL:                               467
------------------------------------------------------------------------------------
Nextel - Las Vegas
                                    Apr-97            N/A                    36,534
                                    May-97            N/A                    21,148

                                  CUSTOMER TOTAL:                            57,682
------------------------------------------------------------------------------------
Nextel - Los Angeles
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                    (7,214)

                                  CUSTOMER TOTAL:                            (7,214)
------------------------------------------------------------------------------------
Nextel - New York
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                       396

                                  CUSTOMER TOTAL:                               396
------------------------------------------------------------------------------------
Nextel - NexWave (Org Cty)
                                    Apr-97            N/A                    24,228
                                    May-97            N/A                    21,354

                                  CUSTOMER TOTAL:                            45,582
------------------------------------------------------------------------------------
Nextel - No CA Project Blanket
                                    Apr-97            N/A                     6,582
                                    May-97            N/A                    18,187

                                  CUSTOMER TOTAL:                            24,769
------------------------------------------------------------------------------------
Nextel - Phoenix
                                    Apr-97            N/A                    82,305
                                    May-97            N/A                    86,923

                                  CUSTOMER TOTAL:                           169,228
------------------------------------------------------------------------------------
Nextel - Sacramento
                                    Apr-97            N/A                    55,932
                                    May-97            N/A                    77,452

                                  CUSTOMER TOTAL:                           133,384
------------------------------------------------------------------------------------
Nextel - Salt Lake City
                                    Apr-97            N/A                    25,223
                                    May-97            N/A                    11,188

                                  CUSTOMER TOTAL:                            36,411
------------------------------------------------------------------------------------

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
Nextel - San Antonio
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                     1,815

                                  CUSTOMER TOTAL:                             1,815
------------------------------------------------------------------------------------
Nextel - San Diego
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                     5,674

                                  CUSTOMER TOTAL:                             5,674
------------------------------------------------------------------------------------
Nextel - San Francisco
                                    Apr-97            N/A                    37,493
                                    May-97            N/A                    62,675

                                  CUSTOMER TOTAL:                           100,168
------------------------------------------------------------------------------------
Nextel - Utah St George
                                    Apr-97            N/A                    12,683
                                    May-97            N/A                    15,369

                                  CUSTOMER TOTAL:                            28,053
------------------------------------------------------------------------------------
Nextel - Wisconsin
                                    Apr-97            N/A                         0
                                    May-97            N/A                         0

                                  CUSTOMER TOTAL:                                 0
------------------------------------------------------------------------------------
NextWave - NewYork
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                         1

                                  CUSTOMER TOTAL:                                 1
------------------------------------------------------------------------------------
PageNet - Bay Area
                                    Apr-97            N/A                    15,191
                                    May-97            N/A                    17,221

                                  CUSTOMER TOTAL:                            32,412
------------------------------------------------------------------------------------
PageNet - Bay Area Zoning
                                    Apr-97            N/A                    55,505
                                    May-97            N/A                    63,764

                                  CUSTOMER TOTAL:                           119,269
------------------------------------------------------------------------------------
PageNet Central Region
                                    Apr-97            N/A                    52,895
                                    May-97            N/A                    50,584

                                  CUSTOMER TOTAL:                           103,480
------------------------------------------------------------------------------------
PageNet - Denver

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
                                    Apr-97            N/A                    24,634
                                    May-97            N/A                    24,279

                                  CUSTOMER TOTAL:                            48,913
------------------------------------------------------------------------------------
PrimeCo - All Markets
                                    Apr-97            N/A                         0
                                    May-97            N/A                 1,883,222

                                  CUSTOMER TOTAL:                         1,883,222
------------------------------------------------------------------------------------
PrimeCo - Chicago
                                    Apr-97            N/A                    65,021
                                    May-97            N/A                    62,470

                                  CUSTOMER TOTAL:                           127,491
------------------------------------------------------------------------------------
PrimeCo - National
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                    13,987

                                  CUSTOMER TOTAL:                            13,987
------------------------------------------------------------------------------------
PrimeCo - New Orleans
                                    Apr-97            N/A                    20,651
                                    May-97            N/A                    20,313

                                  CUSTOMER TOTAL:                            40,964
------------------------------------------------------------------------------------
PrimeCo - Tampa
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                    17,205

                                  CUSTOMER TOTAL:                            17,205
------------------------------------------------------------------------------------
Sprint - Bay Area
                                    Apr-97            N/A                   378,375
                                    May-97            N/A                   371,095

                                  CUSTOMER TOTAL:                           749,470
------------------------------------------------------------------------------------
Sprint - Bay Area (Non-site)
                                    Apr-97            N/A                    12,200
                                    May-97            N/A                    36,764

                                  CUSTOMER TOTAL:                            48,964
------------------------------------------------------------------------------------
Sprint - Connecticut
                                    Apr-97            N/A                         0
                                  Prior Period        N/A                       228

                                  CUSTOMER TOTAL:                               228
------------------------------------------------------------------------------------
Sprint - Phoenix
                                    Apr-97            N/A                         0

                                  EXHIBIT 1B

                            Whalen & Company, Inc.
                  UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                                  Accrual
Client                             Period             Invoice Date      Invoice Total
-------------------------------------------------------------------------------------
                                    May-97            N/A                   261,123

                                  CUSTOMER TOTAL:                           261,123
------------------------------------------------------------------------------------
Sprint - Phoenix (Non-Site)
                                    Apr-97            N/A                         0
                                    May-97            N/A                       300

                                  CUSTOMER TOTAL:                               300
------------------------------------------------------------------------------------
Sprint - Portland
                                    Apr-97            N/A                    31,575
                                    May-97            N/A                      (857)

                                  CUSTOMER TOTAL:                            30,718
------------------------------------------------------------------------------------
Sprint - Tucson
                                    Apr-97            N/A                     8,300
                                    May-97            N/A                    13,364

                                  CUSTOMER TOTAL:                            21,664
------------------------------------------------------------------------------------
SprintCom - Ohio
                                    Apr-97            N/A                   160,161
                                    May-97            N/A                   463,756

                                  CUSTOMER TOTAL:                           623,918
------------------------------------------------------------------------------------
WinStar
                                    Apr-97            N/A                         0
                                    May-97            N/A                    30,024

                                  CUSTOMER TOTAL:                            30,024
------------------------------------------------------------------------------------

                                                      Sub-Total           9,681,346

                                  Kaiser Long-Term Receivable               180,000
                                             A/R Holding Acct                (1,960)
                                                                        -----------
                                  Total Unbilled A/R (per G/L)          $ 9,859,386
                                                                        -----------

                                  EXHIBIT 1B

        Whalen Service Corps Inc. / Whalen Management Services Company
                   BILLED ACCOUNTS RECEIVABLE (May 31, 1997)

                          Invoice
Client                     Number    Invoice Date   Invoice Total
-----------------------------------------------------------------
Rogers Cable Systems
                          230-9701         3/5/97      139,706
                          230-9702        3/28/97      148,557
                          230-9703        4/22/97      218,056
                          231-9701         3/5/97       38,010
                          231-9702        3/28/97      128,440
                          231-9703        4/22/97      143,552
                          232-9701         3/5/97       16,111
                          232-9702        3/28/97       26,703
                          232-9703        4/22/97       31,528
                          233-9701         3/5/97       17,086
                          233-9702        3/28/97       27,294
                          233-9703        4/22/97       31,925

                          CUSTOMER TOTAL:              966,970
-----------------------------------------------------------------






Whalen Service Corps Inc. / Whalen Management Services Company
UNBILLED ACCOUNTS RECEIVABLE (May 31, 1997)


                            Invoice
Client                      Number   Invoice Date  Invoice Total
-----------------------------------------------------------------
Rogers Cable Systems
                               Apr-97    N/A           334,262
                               May-97    N/A           104,449

                          CUSTOMER TOTAL:              438,711
-----------------------------------------------------------------

                                  EXHIBIT 1C
                                  ----------




 .    Cash Distributed to Stockholders on June 10, 1997:  $4,138,396.00


 .    Cash Distributed to Employees on June 10, 1997:  $4,756,312.00

                                                                      EXHIBIT 1D


                               WHALEN & COMPANY
                      Merger Agreement Financial Summary
                                     FINAL

----------------------------------------------------------------------------------------------------------------------------------
                                                    NET ASSET VALUE AT 03/31/97

Letter of Intent Net Asset Value                                                                                     28,100,000

As reported by Whalen & Company                                                                                      27,010,159
Provision for receivables                                                                                             3,000,000
Additional bonus accrual                                                                                              5,000,000

Net Asset Value at 03/31/97, after accounts receivable provision and bonus accrual adjustments                       19,010,159
----------------------------------------------------------------------------------------------------------------------------------


                                                   PRE-TRANSACTION DISTRIBUTIONS
Distributions to be made prior to the commencement of the merger transaction

              Accounts Receivable to shareholder                                                          21,455,838

              Cash distributed to shareholder 06/10/97                                                     4,138,396

----------------------------------------------------------------------------------------------------------------------------------

                                                          PURCHASE PRICE
Purchase Price prior to negotiated adjustments and distributions                                                         80,000,000

          Pricing adjustment as agreed upon at June 2, 1997 meeting                                                      (3,000,000)
          Cash bonus distributed to employees                                                                            (4,756,312)
                                                                                                                         ----------
                                                                                            Adjusted Purchase Price      72,243,688

          Accounts Receivable
                        Assigned Accounts Receivable to Shareholder                           21,455,838
                        Allowance on Accounts Receivable                                       3,000,000
                                                                                              ----------
                        Net Accounts Receivable collectible                                   18,455,838
                        Reimbursable "Pass through portion"                                    2,399,259
                                                                                              ----------
                                  Untaxed value of receivables                                16,056,579
                                      Tax of 17.48%                                            2,806,690
                                                                                              ----------
                                                    Net value of Accounts Receivable---------------------->              13,249,889
                                                    Accounts Receivable-Reimbursable portion------------>                 2,399,259

          Taxed cash distributed to shareholder                                                                           4,138,396
                                                                                                                          ---------
                        Total pre-transaction distributions                                                              19,787,544

                                                        Stockholder/Merger Consideration                                 52,456,144

                                                        Stock Consideration                                              44,405,560
                                                                      Price @              $15.25
                                                                      Shares            2,911,840
                                                        Supplemental Cash Consideration                                   8,050,584
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 1E

           List of Persons at the Companies Deemed to Have Knowledge
           ---------------------------------------------------------



          Daniel A. Whalen
          Michael Bush
          Maitri Goonewardena
          Bob Schoenfield

                                                                      EXHIBIT 1F

             List of Persons at Tetra Tech Deemed to Have Knowledge
             ------------------------------------------------------



          Li-San Hwang
          James M. Jaska
          Richard A. Lemmon
          Kimberly Gant

                                 EXHIBIT 2.5A

                     CONSIDERATION PAYABLE TO STOCKHOLDERS

------------------------------------------------------------------------------------------------------------------------------------

     WHALEN SHAREHOLDER                         WHALEN           PERCENT OF WHALEN      TETRA TECH COMMON     TETRA TECH PREFERRED
                                             SHARES OWNED              OWNED                RECEIVED                RECEIVED
------------------------------------------------------------------------------------------------------------------------------------


Daniel A. Whalen                                96.250                96.250%              1,617,000.00           1,185,646.00



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the MJW Whalen Trust 1997 - D



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the ACW Whalen Trust 1997 - D



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the MCW Whalen Trust 1997 - D



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the MJW Whalen Trust 1997 - K



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the ACW Whalen Trust 1997 - K



------------------------------------------------------------------------------------------------------------------------------------



Daniel A. Whalen and Katharine C. Whalen as      0.625                 0.625%                 10,500.00               7,699.00

Trustees for the MCW Whalen Trust 1997 - K



------------------------------------------------------------------------------------------------------------------------------------

     TOTAL                                      100.00               100.000%              1,680,000.00           1,231,840.00

------------------------------------------------------------------------------------------------------------------------------------


                                                                    EXHIBIT 2.5B

                         CERTIFICATE OF DESIGNATION OF
                              PREFERENCES OF THE
                           SERIES A PREFERRED STOCK
                              OF TETRA TECH, INC.
                         -----------------------------

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware
                         -----------------------------


          The undersigned, Li-San Hwang and Richard A. Lemmon, hereby certify as follows:

          A. That Li-San Hwang is, and at all times herein mentioned was, the duly elected and acting Chief Executive Officer of Tetra Tech, Inc., a Delaware corporation (the "Corporation"), and that Richard A. Lemmon is, and at all times herein mentioned was, the duly elected and acting Secretary of the Corporation.

          B. That the following resolution was duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, designated as "Series A Preferred Stock", which series shall consist of One Million Two Hundred Thirty-One Thousand Eight Hundred Forty (1,231,840) shares, $0.01 par value per share. In addition to those set forth in the Certificate of Incorporation of the Corporation, the shares of Series A Preferred Stock shall have the powers and preferences, the participating, optional or other special rights, and the qualifications, limitations or restrictions set forth below:

          1.   Definitions.  As used in this resolution, the following terms
               -----------
shall have the meanings indicated:

               (a) "Board" shall mean the Board of Directors of the Corporation.

               (b) "Common Stock" shall mean the Common Stock, $0.01 par value, per share issued or to be issued by the Corporation.

               (c)  "Corporation" shall mean Tetra Tech, Inc.

               (d) "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.01 par value per share, issued or to be issued by the Corporation.

          2.   Dividends.
               ---------

               (a) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, such cash dividends as the Board in its discretion may declare from time to time, at such rate and on such date as the Board may determine with respect to any such dividend, pari passu with any dividends paid on the Common Stock, in an amount per share equal to the per share amount paid with respect to the Common Stock, calculated as if each share of Series A Preferred Stock represented the number of shares of Common Stock into which it is or would be convertible (assuming such shares of Series A Preferred Stock were then convertible) as of the record date fixed for determination of the holders of Common Stock of the Corporation then entitled to receive such distribution. No cash dividend shall be declared or paid to holders of the Common Stock unless at the same time a cash dividend is declared and paid with respect to the Series A Preferred Stock.

               (b) In the event the Corporation shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other persons, (iii) assets (excluding cash dividends), or (iv) options or rights to purchase capital stock or evidences of indebtedness in the Corporation of other persons, then, in each such case for the purpose of this Section 2(b), the holders of the Series A Preferred Stock
                    ------------
shall be entitled to a proportionate share of any such distribution as if they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are or would be convertible (assuming such shares of Series A Preferred Stock were then convertible) as of the record date fixed for determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          3.   Liquidation Rights.
               ------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the outstanding shares of any other class or series of the Corporation's capital stock, including without limitation, shares of Common Stock, an amount equal to $19.75 per share of Series A Preferred Stock then outstanding, times the Conversion Ratio (as defined in Section 5(a) below), plus all accrued but
                                    ------------
unpaid dividends thereon to the date fixed for liquidation (whether or not declared), and no more. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series A Preferred Stock held by each holder.

                                      2.

               (b) After the payment or setting apart of the payment to the holders of outstanding shares of Series A Preferred Stock of the preferential amounts aforesaid, the holders of Series A Preferred Stock shall be entitled to receive the remaining assets of the Corporation available for distribution pro rata with the other holders of shares of capital stock of the Corporation as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are or would be convertible (assuming such shares of Series A Preferred Stock were then convertible) as of the record date applicable to such distribution, but only to the extent that the amount payable pursuant to this Section 3(b) exceeds the
                                                    ------------
amount payable to the holders of Series A Preferred Stock under Section 3(a)
                                                                ------------
above.

               (c) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of stock of the Corporation, nor a sale or transfer of all or any part of its assets, shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section
                                                                        -------
3(c).
----

          4.   Voting Rights.  At all meetings of the stockholders of the
               -------------
Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of shares of Series A Preferred Stock shall be entitled to that number of votes per share of Series A Preferred Stock held to which such holder would be entitled if such holder were the holder of the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are or would be convertible (assuming such shares of Series A Preferred Stock were then convertible) as of the record date applicable to such stockholder vote. Except as otherwise expressly provided in Section 6 below or as required by law, the
                                   ---------
holders of Common Stock and Series A Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor the Series A Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.

          5.   Automatic Conversion.
               --------------------

               (a) Each share of Series A Preferred Stock shall automatically be converted (the "Conversion") into one share of Common Stock, subject to adjustment as described herein ("Conversion Ratio"), immediately upon the filing of an amendment to the Corporation's Certificate of Incorporation which increases the number of authorized shares of Common Stock to a number sufficient to permit the Conversion of all the then outstanding shares of Series A Preferred Stock.

               (b)  Upon the occurrence of the event specified in Section 5(a)
                                                                  ------------
above the outstanding shares of the Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, from and after the date of automatic conversion, certificates representing shares of Series A Preferred

                                      3.

Stock shall be deemed to represent the number of shares of Common Stock shown on the face of such stock certificates, times the Conversion Ratio; provided,
                                                                 --------
however, that the Corporation shall not be obligated to issue certificates
-------
evidencing the shares of Common Stock issuable upon the Conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of the Conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which the Conversion occurred, and the Corporation shall promptly pay in cash all declared and unpaid dividends on the shares of the Series A Preferred Stock being converted, to and including the date of Conversion.

               (c) No fractional shares of Common Stock shall be issued upon Conversion of the Series A Preferred Stock. Whether or not fractional shares would be issuable upon such Conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock being converted into Common Stock and the number of shares of Common Stock issuable upon such aggregate Conversion. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the closing price of the Common Stock on the Nasdaq Stock Market on the date of Conversion.

          6.   Adjustments.
               -----------

               (a) The Conversion Ratio shall be subject to adjustment as follows:

                    (i) In the event the Corporation shall at any time (A) pay a dividend or make a distribution to holders of Common Stock in shares of capital stock, (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or
          (D) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Conversion Ratio in effect immediately prior thereto shall be adjusted as provided below so that the holder of any shares of Series A Preferred Stock thereafter surrendered for Conversion shall be entitled to receive the number of shares of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subparagraph (i) shall become effective retroactively immediately
               ----------------
          after the record date in the case of a

                                      4.

          dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (as hereinafter defined) per share of Common Stock at the record date mentioned below, the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                    (iii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to in subparagraph (ii) above), then in each such case the
                         -----------------
          number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of the Common Stock, and of which the denominator shall be such current market price per share of Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                    (iv) If any such rights or warrants referred to above shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an

                                      5.

          adjustment been made on the basis that only the rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Corporation, other than Common Stock or property of the Corporation, the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.
          If any such rights or warrants shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that the only rights or warrants, so issued or sold, were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Corporation, other than Common Stock, or property of the Corporation the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.

          For the purpose of any computation under this Section 6(a), the
                                                        ------------
current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 15 consecutive business days commencing 30 business days before the day in question. The closing price for each day shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for the purpose.

          All calculations under this Section 6(a) shall be made to the nearest
                                      ------------
cent or to the nearest 1/100th of a share as the case may be.

               (b) No adjustment of the Conversion Ratio shall be made as a result of or in connection with the issuance of Common Stock pursuant to options or stock purchase agreements now or hereafter granted or entered into with directors, officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter.

               (c)  In case of:

                    (i)       any capital reorganization of the Corporation, or

                    (ii) the consolidation or merger of the Corporation with or into another corporation, or

                    (iii) a statutory share exchange whereby the Corporation's Common Stock is converted into property other than cash, or

                                      6.

                    (iv) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation as a result of which sale, transfer or other disposition property other than cash shall be payable or distributable to the holders of the Common Stock, then, in each such case, each share of Series A Preferred Stock shall thereafter be convertible into the number and class of shares or other securities or property of the Corporation, or of the corporation resulting from such consolidation or merger or with or to which such statutory share exchange, sale, transfer or other disposition shall have been made, to which the Common Stock otherwise issuable upon conversion of such shares of Series A Preferred Stock would have been entitled upon such reorganization, consolidation, merger, statutory share exchange, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions set forth in this Section 6 with respect to the conversion
                                       ---------
          rights thereafter of the holders of the Series A Preferred Stock, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or securities or other property thereafter issuable or deliverable upon the conversion of Series A Preferred Stock. Proper provision shall be made as a part of the terms of any such reorganization, consolidation, merger, statutory share exchange or sale, transfer or other disposition whereby the conversion rights of the holders of Series A Preferred Stock shall be protected and preserved in accordance with the provisions of this

          Section 6(c).  The provisions of this Section 6(c) shall similarly
          ------------                          ------------
          apply to successive capital reorganizations, consolidations, mergers, statutory share exchanges, sales, transfers or other dispositions of property as aforesaid.

               (d) Whenever the Conversion Ratio shall be adjusted as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio, together with an explanation of the calculation of the same.

               (e) If the Corporation shall be party to, or shall have announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing, a "Transaction") in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of shares of Series A Preferred Stock shall have the right after such Transaction to convert such shares into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock immediately prior to such Transaction. The Corporation shall not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6(e), and it shall not consent to or agree to the
                   ------------

                                      7.

occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock, thereby enabling the holders of Series A Preferred Stock to receive the benefits of this Section 6(e)
                                                                    ------------
and the other provisions of this Certificate of Designation. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(a). The provisions of this Section
                                ------------                          -------
6(e) shall similarly apply to successive Transactions.
----

               (f) In the event that the Corporation shall propose to effect any Transaction which would result in an adjustment under Section 6(e), the
                                                          ------------
Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Transaction.

          7.   Other.
               -----

               (a) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Series A Preferred Stock or any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to transfer any such shares of Series A Preferred Stock or to issue or deliver any such shares of Common Stock unless and until the person(s) requesting such transfer or issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

               (b) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

               (c) Holders of Series A Preferred Stock shall be entitled to receive copies of all communications by the Corporation to its holders of Common Stock, concurrently with the distribution to such stockholders.

                                      8.

               (d) The Corporation warrants that all shares of Common Stock issued upon conversion of shares of Series A Preferred Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

          8.   Reacquired Shares.  Shares of Series A Preferred Stock converted,
               -----------------
redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

          9.   Restrictions and Limitations.
               ----------------------------

               (a) The Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class (i) amend or modify the Corporation's Certificate of Incorporation or Bylaws so as to adversely affect the rights, preferences, qualification, limitations or restrictions of the Series A Preferred Stock; or (ii) amend this Section 9(a).
                                    ------------

               (b)  Except as otherwise expressly provided in this Section 9,
                                                                   ---------
any changes or amendments to the powers, preferences, and relative, participating, optional or other special rights, or the qualifications, limitations or restrictions thereof, with respect to the outstanding shares of Series A Preferred Stock may be made in accordance with applicable law.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferences of the Series A Preferred Stock of the Corporation to be signed by its duly authorized officer this 11th day of June, 1997.



                                   ---------------------------------------------
                                   Li-San Hwang
                                   President and Chief Executive Officer

                                      9.

                                                                     EXHIBIT 6.2

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997


    Name                  SS#        Option Amount
    ----                  ---        -------------
Bush, Michael         ###-##-####       50,000
Lewis, Steven         ###-##-####       50,000

Del Prete, Kirk       ###-##-####       15,000
Diamond, Joan         ###-##-####       15,000

Goonewardena, Maitri  ###-##-####       10,000
Hill, Renee           ###-##-####       10,000
Roden, Laura          ###-##-####       10,000
Schoenfield, Bob      ###-##-####       10,000

Fanning, William      ###-##-####        5,000
Risken, Philip        ###-##-####        5,000

Wong, Donald Sr.      ###-##-####        2,500

Fesler, Christina     ###-##-####        2,000

Brandt, Raymond       ###-##-####        1,000
Johnson, J. Edward    ###-##-####        1,000
Joseph, Ronald        ###-##-####        1,000
Mitchell, Allan       ###-##-####        1,000
Ryan, Stephen         ###-##-####        1,000
Wayne, Gary           ###-##-####        1,000

LeClair, Joel         ###-##-####         850

Cubanske, Sharon      ###-##-####         500
Davis, Christopher    ###-##-####         500
Garrett, Dawn         ###-##-####         500
Gayer, Randy          ###-##-####         500
Goldin, Kenneth       ###-##-####         500
Infantino, Alana      ###-##-####         500
Laughlin, Russell     ###-##-####         500
Lockman, Jeffrey      ###-##-####         500
McIver, Thomas        ###-##-####         500
Nasiali, Opanyi       ###-##-####         500
Puyear, Joy           ###-##-####         500
Royere, Paul          ###-##-####         500
Ruppe, Wendell        ###-##-####         500
Ryan, Patrick         ###-##-####         500
Saghir, M. Shahid     ###-##-####         500
Wilbourn, Michael     ###-##-####         500
Wong, David           ###-##-####         500

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997


    Name                  SS#        Option Amount
    ----                  ---        -------------
Zola, Roni            ###-##-####         500

Tryon, Leah           ###-##-####         350

Bainsford, Debra      ###-##-####         200
Barnard, Matthew      ###-##-####         200
Bateman, Sharon       ###-##-####         200
Beck, Johnnie         ###-##-####         200
Beck, Jonette         ###-##-####         200
Beirle, Deidre        ###-##-####         200
Blumenthal, Russell   ###-##-####         200
Bober, Glenn          ###-##-####         200
Borkowicz, Ralph      ###-##-####         200
Butterworth, Debby    ###-##-####         200
Cardinal, Sherry      ###-##-####         200
Conroy, Evelyn        ###-##-####         200
Corkey, Scot          ###-##-####         200
Danchenko, Natalie    ###-##-####         200
De La Rosa, Rod       ###-##-####         200
Detwiler, Dann        ###-##-####         200
Dicovitsky, Gregory   ###-##-####         200
Elkayam, Ron          ###-##-####         200
Foley, Timothy        ###-##-####         200
Frazer, C. Dennis     ###-##-####         200
Freeman, Colleen      ###-##-####         200
Gaines, Robbin        ###-##-####         200
Gamick, Vincent       ###-##-####         200
Gonzalez, James       ###-##-####         200
Gutierrez, Ernesto    ###-##-####         200
Hatmaker, Dorothy     ###-##-####         200
Helmbright, Richard   ###-##-####         200
Hockensmith, Jennifer ###-##-####         200
Holland, Dana         ###-##-####         200
Jacobson, Eric        ###-##-####         200
James, Glori          ###-##-####         200
Kay, Geoffrey         ###-##-####         200
Koziel, William       ###-##-####         200
Kruchten, Ross        ###-##-####         200
Leonardson, Marlynne  ###-##-####         200
Lumpp, Heinz          ###-##-####         200
Malin, Robert         ###-##-####         200
Manske, Karen         ###-##-####         200
Markowitz, Ross       ###-##-####         200
Masterson, David      ###-##-####         200
McGrath, Charles Jr.  ###-##-####         200

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997

    Name                  SS#        Option Amount
    ----                  ---        -------------
McKinnon, Richard     ###-##-####         200
Mejia, Patricia       ###-##-####         200
Murray, Regina        ###-##-####         200
Muscarella, Richard   ###-##-####         200
Muscarella, Steven    ###-##-####         200
Poitras, Thomas       ###-##-####         200
Pope, Richard         ###-##-####         200
Raikar, Rajesh        ###-##-####         200
Rice, James           ###-##-####         200
Runkle, Christy       ###-##-####         200
Ryan, Ernest          ###-##-####         200
Saito, Barbara        ###-##-####         200
Salas, Maria          ###-##-####         200
Smith, Sandra         ###-##-####         200
Snider, Tamara        ###-##-####         200
Stanfield, Eric       ###-##-####         200
Stevens, David        ###-##-####         200
Thomas, Phillip       ###-##-####         200
Tved, Tom             ###-##-####         200
Walker, Aaron         ###-##-####         200
Wilkerson, Paul       ###-##-####         200
Wolcott, Paul         ###-##-####         200
Wong, Don Jr.         ###-##-####         200

Amato, Heidi          ###-##-####         100
Appenzeller, Kristin  ###-##-####         100
Austin, Daniel        ###-##-####         100
Badner, Michael       ###-##-####         100
Barr, Matthew         ###-##-####         100
Bebrin, Denise        ###-##-####         100
Beke, John            ###-##-####         100
Bennett, Consuelo     ###-##-####         100
Berard, James         ###-##-####         100
Bilyeu, Shelley       ###-##-####         100
Bober, Michael        ###-##-####         100
Borocki, Louis        ###-##-####         100
Brophy, Gerald        ###-##-####         100
Butterworth, Jamie    ###-##-####         100
Carmack, Robert       ###-##-####         100
Carter, Barker        ###-##-####         100
Cassel, Gary          ###-##-####         100
Christenson, Steven   ###-##-####         100
Clayton, John         ###-##-####         100
Cobb, Randall         ###-##-####         100
Cruzen, Patrick       ###-##-####         100

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997

    Name                  SS#        Option Amount
    ----                  ---        -------------
Davis, Corinne        ###-##-####         100
Dominge, Jeffrey      ###-##-####         100
Eaton, Jack           ###-##-####         100
Elmore, Richard       ###-##-####         100
Ferko, Chris          ###-##-####         100
Fink, Allen           ###-##-####         100
Flowers, Brandon      ###-##-####         100
Freeman, Lisa         ###-##-####         100
Gainar, Ronald        ###-##-####         100
Garber, Daniel        ###-##-####         100
Gardiner, Charles     ###-##-####         100
Gilby, Martha         ###-##-####         100
Gillespie, Jill       ###-##-####         100
Gorham, Thomas        ###-##-####         100
Gratchner, John       ###-##-####         100
Grijalva, Maria       ###-##-####         100
Hanks, Kim            ###-##-####         100
Harner, Jerry         ###-##-####         100
Harris, Michael       ###-##-####         100
Hatmaker, James       ###-##-####         100
Hill, Mark            ###-##-####         100
Hill, Michael         ###-##-####         100
Jauch, Barbara        ###-##-####         100
Jaworski, David       ###-##-####         100
Jeglinski, Dennis     ###-##-####         100
Johannessen, Nancy    ###-##-####         100
Kaneshiro, Karin      ###-##-####         100
Konrath, Douglas      ###-##-####         100
La Bier, Gina         ###-##-####         100
Larson, George        ###-##-####         100
Lencioni, Timothy     ###-##-####         100
Lento, John           ###-##-####         100
Lewis, Myron          ###-##-####         100
Lucchese, Jennifer    ###-##-####         100
Magana, Lisa          ###-##-####         100
Marantz, Mitchell     ###-##-####         100
Marquardt, Dave       ###-##-####         100
Matschukat, Horst     ###-##-####         100
Matthews, Brook       ###-##-####         100
Mattison, James       ###-##-####         100
McNabb, Jeffrey       ###-##-####         100
Miller, Audra         ###-##-####         100
Moore, Paul           ###-##-####         100
Openshaw, Darrell     ###-##-####         100
Parcen, Teresa        ###-##-####         100

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997

    Name                  SS#        Option Amount
    ----                  ---        -------------
Pennisi, Daniel Jr.   ###-##-####         100
Pettiford, Tina       ###-##-####         100
Post, Catherine       ###-##-####         100
Prins, Barry          ###-##-####         100
Raymond, Frederick    ###-##-####         100
Rendon, Louis         ###-##-####         100
Richardson, Timothy   ###-##-####         100
Risken, Maurice       ###-##-####         100
Rodgers, James        ###-##-####         100
Rogers, James         ###-##-####         100
Rose, Melody          ###-##-####         100
Rugee, David          ###-##-####         100
Ryan, Anthony         ###-##-####         100
Sammis, Edward        ###-##-####         100
Schelling, William    ###-##-####         100
Schmidt, Michael      ###-##-####         100
Schoenfelder, James   ###-##-####         100
Schreiber, John       ###-##-####         100
Schulenberg, Marie    ###-##-####         100
Self, Kenneth         ###-##-####         100
Simpson, Ralph        ###-##-####         100
Singh, Lisa           ###-##-####         100
Sipherd, Steven       ###-##-####         100
Slicker, Kimberly     ###-##-####         100
Smith, Lisa           ###-##-####         100
Snyder, Mary          ###-##-####         100
Stockton, Hal         ###-##-####         100
Strong, Susan         ###-##-####         100
Thompson, Stephanie   ###-##-####         100
Touchstone, Napier    ###-##-####         100
Trego, Mitchell       ###-##-####         100
Uram, Scot            ###-##-####         100
Van Dyke, Crystal     ###-##-####         100
Van Dyke, William     ###-##-####         100
Vohra, Rajiv          ###-##-####         100
Walker, Leigh         ###-##-####         100
Wallace, Robert       ###-##-####         100
Watson-Gove, Eleanor  ###-##-####         100
Welber, William       ###-##-####         100
White, Thomas G. Jr.  ###-##-####         100
White, Thomas M. Sr.  ###-##-####         100
Whitlock, Kevin       ###-##-####         100
Whitlock, Stephanie   ###-##-####         100
Wilson, Gary          ###-##-####         100
Woodhead, Michael     ###-##-####         100

               WHALEN & COMPANY, INC. STOCK OPTION DISTRIBUTION
                                 JUNE 6, 1997

    Name                  SS#        Option Amount
    ----                  ---        -------------
Wright, Trina         ###-##-####         100
Young, David          ###-##-####         100
Zelazny, Richard      ###-##-####         100
Zerfas, Kristine      ###-##-####         100

                         Total          225,000

                                                                    EXHIBIT 7.2A

                    [LETTERHEAD OF PIPER & MARBURY L.L.P.]


                                 June 11, 1997
Tetra Tech, Inc.
670 N. Rosemead Boulevard
Pasadena, California  91107

Re:  Agreement and Plan of Reorganization
     ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Whalen & Company, Inc., a Delaware corporation ("WhalenCo") and Whalen Service Corps Inc., a Delaware corporation ("Whalen
  --------                                                           ------
Service," and together with WhalenCo, the "Companies"), in connection with the
-------                                    ---------
execution and delivery of the Agreement and Plan of Reorganization (the

"Agreement") by and among Tetra Tech, Inc., a Delaware corporation ("Tetra
----------                                                           -----
Tech"), the Companies, Daniel A. Whalen, an individual (the "Principal
                                                             ---------
Stockholder") and the other stockholders of the Companies (together with the
-----------
Principal Stockholder, the "Stockholders"), and the consummation of the
                            ------------
transactions contemplated thereby. Each of the capitalized terms used herein without definition has the meaning specified in the Agreement. This opinion is rendered pursuant to Section 7.2(a)(ii) of the Agreement.

     In our capacity as counsel to the Companies, we have examined the following documents (collectively, the "Transaction Documents"): (i) a copy of the
                              ---------------------
Agreement substantially in the form to be executed; (ii) a copy of the Employment Agreement substantially in the form to be executed; (iii) a copy of the Noncompetition and Nondisclosure Agreement substantially in the form to be executed; (iv) a copy of the Registration Rights Agreement substantially in the form to be executed; (v) a copy of the Certificate of Merger substantially in the form to be executed; and (vi) a copy of the Investment Letter substantially in the form to be executed.

     In addition to the foregoing documents, we have examined the originals or certified copies of the following:
     (a) The Certificate of Incorporation of WhalenCo certified by the Secretary of State of the State of Delaware;

Teta Tech, Inc.
June 11, 1997
Page 2

     (b) The Certificate of Incorporation of Whalen Service certified by the Secretary of State of the State of Delaware;

     (c) Bylaws of WhalenCo certified by an officer of WhalenCo;

     (d) Bylaws of Whalen Service certified by an officer of Whalen Service;

     (e) Certificates of Good Standing for the Companies issued by the Secretary of State of the State of Delaware;

     (f) Certificates of the relevant state authorities evidencing the qualification and good standing of WhalenCo in the following jurisdictions:
Arizona, California, Connecticut, the District of Columbia, Florida, Illinois, Indiana, Kentucky, Maryland (d/b/a Whalen Project Management, Inc.), Massachusetts, Michigan, New Jersey, Nevada, New York, Ohio (d/b/a Whalen Project Management, Inc.), Oregon, Pennsylvania, Rhode Island, Texas, Utah, Virginia and Washington.

     (g) An Officer's Certificate of WhalenCo as to resolutions of the board of directors of WhalenCo approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents and as to other factual matters (the "WhalenCo Officer's Certificate");
                                      ------------------------------

     (h) An Officer's Certificate of Whalen Service as to resolutions of the board of directors of Whalen Service approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents and as to other factual matters (together with the WhalenCo Officer's Certificate, the "Officers' Certificates").
                                     ----------------------

     In our examination of the referenced documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of all individuals executing the Transaction Documents on behalf of persons other than the Companies, the conformity to authentic originals of all documents submitted to us as certified or photographic copies and the legal capacity of all natural persons executing such documents, whether on behalf of themselves or other persons. As to various questions of fact material to our opinion, we have relied upon the Officers' Certificates and have assumed that each such certificate and the representations contained therein continue to remain true and complete as of the date of this opinion. In rendering this opinion, we have not examined any court records,

Teta Tech, Inc.
June 11, 1997
Page 3

dockets or other public records and we have made no investigation as to the Companies' history or other transactions except as specifically set forth herein.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion and advise you as follows:

     1. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in the Whalen Disclosure Schedule, each Company is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operation or business of such Company.

     2. Each Company has all requisite corporate power and authority to execute and deliver the Agreement and the Certificate of Merger and to consummate the transactions and to perform its obligations contemplated thereby. Each Company has taken all necessary corporate action to authorize the execution and filing of the Certificate of Merger and to authorize the execution and delivery of the Agreement, the performance of its obligations thereunder and the consummation of the Merger pursuant thereto. The Agreement and the Certificate of Merger have been duly executed and delivered by each Company, and are the valid and binding obligations of each Company, enforceable in accordance with their respective terms.

     3. The authorized capital stock of WhalenCo consists of 150,000 shares of common stock, $1.00 par value ("WC Common Stock"), of which 100 shares are
                                ---------------
issued and outstanding; and the authorized capital stock of Whalen Service consists of 3,000 shares of common stock, $1.00 par value ("WS Common Stock"),
                                                            ---------------
of which 100 shares are issued and outstanding. All of the outstanding shares of WC Common Stock and WS Common Stock are duly authorized and are validly issued, fully paid and nonassessable and, to the best of our knowledge, have not been issued in violation of any preemptive rights of stockholders of either Company. To the best of our knowledge, the outstanding shares of WC Common Stock and WS Common Stock are free and clear of all liens, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature, other than restrictions on sale or transfer imposed by applicable securities laws. To the best of our knowledge, other than the Agreement, there

Teta Tech, Inc.
June 11, 1997
Page 4

are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of either Company's capital stock or securities convertible into or exchangeable for any such capital stock.

     4. To the best of our knowledge, neither Company, directly or indirectly, owns or controls any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business organization, trust or other entity, other than the Companies' interest in Whalen Management Services Company, a Nova Scotia unlimited liability company.

     5. The execution and delivery by each Company of the Agreement and the Certificate of Merger and the consummation by each Company of the transactions contemplated thereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of either Company, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document known to us to which either Company is a party or by which such Company or any of its properties or assets may be bound, other than obligations to be discharged on or immediately after Closing or obligations disclosed in the Whalen Disclosure Schedule, (iii) violate any order, writ, injunction or decree known to us without investigation, or any law, statute, rule or regulation applicable to such Company or any of its properties or assets, or (iv) to the best of our knowledge, give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of such Company, except for such violations, conflicts, breaches, liens, charges or encumbrances referred to in clauses (ii) through (iv) above as would not have a material adverse effect on the financial condition, results of operations or business of such Company.

     6. No approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by each Company of the Agreement and the Certificate of Merger, or the consummation by such Company of the transactions contemplated thereby, except for (i) the filing of the Certificate of Designation and Certificate of Merger with the Delaware Secretary of State, (ii) the filing

Teta Tech, Inc.
June 11, 1997
Page 5

required under the HSR Act and (iii) those approvals, consents and filings which, if not obtained, would not have a material adverse impact on the ability of such Company to perform its business as currently conducted or the ability of such Company to execute and deliver the Agreement and the Certificate of Merger, or to consummate the transactions contemplated thereby.

     7. To the best of our knowledge, relying solely on the Officers' Certificates, and except as set forth in the Whalen Disclosure Schedule, there is no pending or threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting (i) either Company or any director, officer or employee of such Company in his or her capacity as such, or the assets, properties or business of such Company, which would, if decided adversely, have a material adverse effect on the financial condition, results of operations or business of such Company or (ii) the transactions contemplated by the Agreement.

     8. The Stockholders are the record owners of all outstanding shares of WC Common Stock and WS Common Stock, and have full power and authority to convey such shares in accordance with the terms of the Agreement. To the best of our knowledge, the Stockholders are the beneficial owners (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of all of the outstanding shares of WC Common Stock and WS Common Stock, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever.

     9. The Stockholders have the requisite legal power and authority to enter into the Agreement and the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement, to the extent that the Stockholders are parties thereto (collectively, the "Related Agreements"). The Stockholders have
                                    ------------------
duly executed and delivered the Agreement and the Related Agreements, and such agreements constitute the legal, valid and binding obligations of the Stockholders, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity).

     In addition to the qualifications set forth above, the foregoing opinions are further qualified as follows:

Teta Tech, Inc.
June 11, 1997
Page 6

     (a) We have made no investigation as to, and we express no opinion concerning, the laws of any jurisdiction other than the States of Delaware and Maryland.

     (b) We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     (c) In basing the opinions and other matters set forth herein on "to our knowledge,"the words "to our knowledge" signify that, in the course of our representation of the Companies for the purposes of this transaction, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. The words "to our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have represented the Companies in connection with the Agreement, without independent check or verification, and do not necessarily refer to such knowledge as might be acquired by a review of all our files with respect to matters involving the Companies.

     The opinions expressed in this letter are solely for your use in connection with the transactions contemplated by the Agreement. This opinion may not be relied on by any other person or in any other connection without our prior written consent. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated.

                              Very truly yours,

                                                                    EXHIBIT 7.2B

                             EMPLOYMENT AGREEMENT
                             --------------------


          This Employment Agreement (the "Agreement") is made as of this 11th day of June, 1997 between Tetra Tech, Inc. a Delaware corporation ("Tetra Tech"), and Daniel A. Whalen (the "Employee").


                                R E C I T A L S
                                - - - - - - - -

          A. Concurrently herewith, Employee, Tetra Tech, Whalen & Company, Inc., a Delaware corporation ("Whalen & Company"), and Whalen Service Corps Inc., a Delaware Corporation ("Whalen Service") (Whalen & Company and Whalen Service are sometimes referred to collectively as the "Whalen Companies"), are consummating the transactions contemplated by that certain Agreement and Plan of Reorganization made and entered into as of June 11, 1997 (the "Reorganization Agreement"), pursuant to which the Whalen Companies will be merged with and into Tetra Tech.

          B.   This Agreement is the Employment Agreement referred to in Section
                                                                         -------
7.2 of the Reorganization Agreement and, pursuant thereto, must be entered into
---
by the parties hereto as a condition to the consummation of the transactions contemplated by the Reorganization Agreement. The execution and performance of this Agreement is a substantial inducement to Employee to enter into and consummate the transactions contemplated by the Reorganization Agreement.


                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and in consideration of Tetra Tech consummating the transactions contemplated by the Reorganization Agreement, the parties hereto covenant and agree as follows:

          1.   Employment.  Tetra Tech agrees to employ the Employee, and the
               ----------
Employee agrees to perform services for Tetra Tech, on the terms and conditions set forth in this Agreement.

          2.   Term.  The term of this Agreement (the "Term") shall be four (4)
               ----
years, commencing on the date hereof and terminating on the fourth anniversary of the date hereof.

          3.   Position and Duties.  During his term of employment under this
               -------------------
Agreement, the Employee shall serve on an exclusive and full-time basis as the Executive Vice President -- Telecommunications of Tetra Tech and the President of each of Tetra Tech's Whalen & Company and Whalen Service subsidiaries. In addition, the Employee shall serve as a member of Tetra Tech's Executive Board. The Employee's services will be performed at Whalen & Company's principal place of business. The Employee shall have such additional authority and responsibility as shall be determined from time to time by the Chief Executive Officer of Tetra Tech. The Employee will at all times perform all of the duties and obligations required of him by the terms of this Agreement in a loyal and conscientious manner and in reasonable accordance with the Employee's ability and experience.

          4.   Base Salary Compensation.
               ------------------------

               (a) Tetra Tech shall pay the Employee for all his services a base salary at the rate of One Hundred Forty Thousand Dollars ($140,000) per year, which dollar amount shall be increased, on each anniversary date of the commencement of the Term, by a percentage amount equal to the percentage increase in the Consumer Price Index for Urban Wage Earners (San Francisco-Oakland-San Jose, California; 1986=100) as published by the United States Department of Labor, Bureau of Labor Statistics as of such anniversary date compared to such index as in effect as of the commencement of the Term. The base salary, as so adjusted on each anniversary date, is herein referred to as the "Base Salary". Such Base Salary shall be payable in equal installments at such intervals as salaries are paid by Tetra Tech to other executives of Tetra Tech, subject to the usual and required employee payroll deductions and withholdings.

               (b) The Chief Executive Officer of Tetra Tech may, at any time in his sole discretion, with the concurrence of Tetra Tech's Compensation Committee, determine to increase the Base Salary of the Employee to an amount greater than the amount determined pursuant to Section 4(a) above. The Chief
                                               ------------
Executive Officer and the Compensation Committee shall, no less frequently than annually, review the then-current level of the Base Salary and consider the propriety of a discretionary Base Salary increase.

          5.   Bonus Plan.  The Employee shall be entitled to participate in and
               ----------
receive benefits under Tetra Tech's annual bonus plan for the Whalen Companies (the "Bonus Plan"). The Bonus Plan shall consist of a pool determined by multiplying the Operating Profit (as hereinafter defined) from the Whalen Companies for any fiscal year in excess of 6.5% of the Whalen Companies' gross revenues for such fiscal year by 25%. "Operating Profit" is defined as income from the Whalen Companies' operations (after consideration of the payment of all bonuses to those employees of Tetra Tech or the Whalen Companies, as applicable, performing services for the Whalen Companies during the applicable period) before Federal income taxes and interest income/expense. For any partial fiscal year during the Term, "Operating Profit" shall be appropriately annualized.

          6.   Stock Option Grant.  On the date hereof, Tetra Tech will grant to
               ------------------
the Employee an incentive stock option (the "Option") covering 10,000 shares of Tetra Tech's common stock, $.01 par value (the "Common Stock"). The exercise price of the Option will be 110% of the closing price of the Common Stock on the date hereof.

                                      2.

          7.  Expenses and Benefits.
              ---------------------

               (a) The Employee shall be entitled to reimbursement for all reasonable and ordinary expenses incurred by Employee in the course of, and directly related to, the rendering of services pursuant to this Agreement. Such expenses shall be supported by reasonable documentation and shall be subject to reasonable audit by Tetra Tech.

               (b) During his employment under this Agreement, the Employee shall be entitled to participate in or receive benefits under all of Tetra Tech's employee benefit plans and arrangements then in effect and made available generally to senior executives of Tetra Tech, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

          8.   Termination.  Tetra Tech's obligations and the Employee's rights
               -----------
upon the termination of Employee's employment shall be governed by Tetra Tech's standard policies and procedures as set forth in Tetra Tech's employee manual (the "Policies and Procedures"), a copy of which has been delivered to the Employee.

          9.   License of Whalen Name.  The Employee acknowledges and agrees
               ----------------------
that, in connection with the transactions contemplated by the Reorganization Agreement, Tetra Tech will acquire and own all rights to the names "Whalen & Company," "Whalen Service Corps Inc.," "Whalen Management Service, Co.," and "Whalen Project Management, Inc.," and that such rights shall survive the death of the Employee. The Employee further agrees that he will not use the name "Whalen" or any derivative thereof (i) in any business in which Tetra Tech or any of its divisions or subsidiaries is engaged on the date of termination of the Employee's employment with Tetra Tech which uses the Whalen name or (ii) in any business in the telecommunications industry in which Tetra Tech or any of its divisions or subsidiaries is engaged on the date of termination of the Employee's employment with Tetra Tech.

          10.  Notices.  Any notice or other communication required or permitted
               -------
hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by registered airmail letter, postage prepaid, or by facsimile transmission followed by U.S. Mail, addressed as follows:

               If to the Employee:

                    Daniel A. Whalen
                    5866 Ostrander Road
                    Oakland, California  94618
                    Facsimile:  (510) 547-1345

                                      3.

               with a copy to:

                    Piper & Marbury L.L.P.
                    36 S. Charles Street
                    Baltimore, Maryland  21201
                    Attention:  Elizabeth Grieb, Esq.
                    Facsimile:  (410) 539-0489

               If to Tetra Tech:

                    Tetra Tech, Inc.
                    630 N. Rosemead Boulevard
                    Pasadena, California  91107
                    Attention:  Chief Executive Officer
                    Facsimile:  (818) 351-1188

or to such other address or facsimile number as any of the persons designated above may have specified in a notice or communication duly given to the other designated person as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered or telecopied, or if mailed, two days thereafter.

          11.  Policies and Procedures.  The Employee acknowledges that he shall
               -----------------------
perform his services in full compliance with Tetra Tech's Policies and Procedures, as the same may be in effect from time to time.

          12.  Modification/Waiver; Governing Law; Attorney Fees.
               -------------------------------------------------

               (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by the Employee and Tetra Tech. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance with, any agreement, condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar agreements, provisions or conditions at the same or at any prior or subsequent time.

               (b) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California applicable to contracts to be performed wholly within California.

               (c) If either party institutes any legal action (including any mediation pursuant to Section 16 below) to enforce his or its rights under or to
                      ----------
recover damages for breach of, this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs (including costs of arbitration) and all reasonable expenses for attorney's fees and the disbursements incurred by him or it.

                                      4.

          13.  Binding Agreement; Assignees.  This Agreement may not be assigned
               ----------------------------
by either party hereto without the written consent of the other; provided,
                                                                 --------
however, that (a) Tetra Tech may, without such written consent of Employee,
-------
assign its rights and obligations hereunder to subsidiary corporations in connection with the formation of Whalen & Company and/or Whalen Service subsidiaries, and (b) the Employee's rights to payments hereunder shall, upon his death, inure to the benefit of the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          14.  Validity.  The invalidity or unenforceability of any provision or
               --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          15.  Entire Agreement.  Except for the Noncompetition and
               ----------------
Nondisclosure Agreement of even date between the parties, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement.

          16.  Mediation.  The parties agree that any dispute as to the
               ---------
construction, interpretation or application of provisions of this Agreement shall be submitted to expedited mediation in an attempt to resolve such dispute prior to the commencement of any litigation with respect to such dispute. In the event either party intends to seek recourse against the other by action at law or equity, such party shall first give notice to the other party. Within ten business days of such notice, the parties shall attempt to agree on one mediator who shall be a person mutually agreeable to both parties. In the event the parties cannot agree on one mediator, each shall have the right to appoint one mediator, and the two mediators shall appoint a third. Mediation shall commence within 20 business days of the notice for request for mediation. Each party agrees to cooperate fully with the mediator(s) in an attempt to resolve any disputes. The mediator(s) shall use the rules of the American Arbitration Association in conducting the mediation. Any decision reached through mediation shall be in writing but shall not be legally binding on the parties nor admissible as evidence in any legal proceedings. If the mediator or the parties cannot resolve their differences to their mutual satisfaction within 30 business days of the notice, either party shall be free to pursue any and all other remedies available to such party.

          17.  Equitable Remedies.  The Employee and Tetra Tech agree that the
               ------------------
services to be rendered by the Employee pursuant to this Agreement are of a special, unique and extraordinary character which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement may cause Tetra Tech great and irreparable injury and damage. The Employee expressly agrees that Tetra Tech may apply for the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by the Employee. This provision shall not, however, be construed as a waiver of any of the rights which Tetra Tech may have hereunder, at law, for damages or otherwise.

                                      5.

          18.  Headings.  The headings contained herein are for reference
               --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          19.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                              TETRA TECH, INC.


                              By:   ________________________________
                                    Li-San Hwang
                                    President and Chief Executive Officer


                              _____________________________________
                              Daniel A. Whalen

                                      6.

                                                                    EXHIBIT 7.2C

                  NONCOMPETITION AND NONDISCLOSURE AGREEMENT
                  ------------------------------------------


          This Noncompetition and Nondisclosure Agreement (the "Agreement") is made and entered into as of this 11th day of June, 1997 by and between Daniel A. Whalen, a California resident ("Whalen"), and Tetra Tech, Inc., a Delaware corporation ("Tetra Tech").


                                R E C I T A L S
                                - - - - - - - -

          A. Section 16601 of the California Business and Professions Code ("Section 16601") provides that any shareholder of a corporation which sells or otherwise disposes of all such shareholder's shares in the corporation may agree with the buyer of such shares to refrain from carrying on a similar business under the circumstances contemplated by Section 16601.

          B. Concurrently herewith, Whalen, Tetra Tech, Whalen & Company, Inc., a Delaware corporation, and Whalen Service Corps Inc., a Delaware corporation (collectively, the "Whalen Companies"), are consummating the transactions contemplated by that certain Agreement and Plan of Reorganization made and entered into as of June 11, 1997 (the "Reorganization Agreement"), pursuant to which the Whalen Companies will be merged with and into Tetra Tech,

          C. This Agreement is the Noncompetition and Nondisclosure Agreement referred to in Section 7.2 of the Reorganization Agreement, and pursuant
               -----------
thereto, must be entered into by the parties hereto as a condition to the consummation of the transactions contemplated by the Reorganization Agreement. The execution and performance of this Agreement is a substantial inducement to Tetra Tech to enter into and consummate the transactions contemplated by the Reorganization Agreement.

          D. Whalen, in connection with the Reorganization Agreement and this Agreement, shall be compensated for the covenants contained herein, and Whalen is willing to refrain from competing with Tetra Tech as provided herein.


                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and in consideration of Tetra Tech consummating the transactions contemplated by the Reorganization Agreement, the parties hereto covenant and agree as follows:

          1.   Covenant Against Competition; Confidentiality and Nondisclosure.
               ---------------------------------------------------------------
Whalen acknowledges that (i) the Whalen Companies are engaged in the telecommunications business (hereinafter referred to as the "Business"); (ii) Whalen is the founder and the principal stockholder of the Whalen Companies;
(iii) Whalen's work for the Whalen Companies has brought Whalen, and Whalen's employment with Tetra Tech pursuant to that certain Employment Agreement of even date (the "Employment Agreement") will continue to bring Whalen, into close contact with many confidential affairs not readily available to the public; and
(iv) Tetra Tech would not have consummated the transactions contemplated by the Reorganization Agreement unless Whalen entered into this Agreement.
Accordingly, Whalen covenants and agrees, that:

               (a) Until the fourth anniversary date of the date hereof (the "Restricted Period"), Whalen will not, within the Geographic Area (as defined below), without the prior written consent of Tetra Tech (1) compete directly or indirectly, as agent, employee, consultant, representative or otherwise, or as a stockholder, partner, member or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any enterprise engaging within the Geographic Area in the Business; provided,
                                                                       --------
however, that Whalen may own, directly or indirectly, solely as an investment,
-------
securities of any entity which are traded on any national securities exchange if Whalen, (A) is not a controlling person of or a member of a group which controls such entity and (B) does not, directly or indirectly, own 5% or more of any class of securities of such entity; or (2) engage in the Business for Whalen's own account.

               (b) During and after the Restricted Period, Whalen shall keep secret and retain in strictest confidence, and shall not use for the benefit of Whalen or others except in connection with the business and affairs of Tetra Tech and its subsidiaries and affiliates, all non-public matters relating to the Whalen Companies and to Tetra Tech and its subsidiaries and affiliates, including, without limitation, and to the extent confidential, trade "know-how," secrets, client lists, subscription lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition, disposition or reorganization plans, requisition forms or procedures, software programs, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, technical services, and other business affairs relating to, arising from or in connection with the Whalen Companies or to Tetra Tech and its subsidiaries and affiliates learned by Whalen heretofore or hereafter, and shall not disclose them to anyone outside of Tetra Tech and its subsidiaries and affiliates, either during or after retention as an employee by Tetra Tech or any of its subsidiaries and affiliates, except as required in the course of performing duties hereunder, by law, or with Tetra Tech's express written consent. For purposes of this Agreement, confidential information concerning the Whalen Companies and Tetra Tech shall not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of the disclosure directly or indirectly by Whalen) or
(ii) has been independently acquired or developed by Whalen without violating any of Whalen's obligations under this Agreement.

                                      2.

               (c) During the Restricted Period, Whalen shall not, directly or indirectly, (i) solicit or encourage to leave the employment or service of Tetra Tech or any of its subsidiaries or affiliates, any employee or consultant of Tetra Tech or any of its subsidiaries or affiliates, to engage in the Business or (ii) hire or retain any employee or consultant who is employed or retained by, or who, within one year prior to the date of hire, has left the employment or service of, Tetra Tech or any of its subsidiaries or affiliates to engage in the Business.

               (d) The parties agree that due to the nature of the Whalen Companies' business operations as a service provider throughout the United States, due to the fact that such services can be performed throughout the world and due to the nature of Tetra Tech's business operations as a service provider throughout the world and its intention to extend the Whalen Companies' business throughout the world in connection with the transactions contemplated by the Reorganization Agreement, in order for this Agreement to be meaningful it must restrict Whalen from competing with or engaging in the Business throughout the United States and the world. Therefore, the parties agree that for the purposes of this Agreement, "Geographic Area" shall mean (i) the District of Columbia and each and every county of each and every state, commonwealth and territory of the United States, and (ii) each and every country and territory throughout the world in which Tetra Tech or any subsidiary or affiliate thereof engages in the Business at any time during the Restricted Period.

          2.   Rights and Remedies Upon Breach of the Restrictive Covenants.
               ------------------------------------------------------------

               (a) Whalen recognizes that Tetra Tech does not have an adequate remedy at law to protect its rights hereunder. Accordingly, Whalen agrees that Tetra Tech shall have the right to an injunction without bond in any court of competent jurisdiction permanently enjoining Whalen from a violation of
Section 1 hereof (the "Restrictive Covenants").
---------
               (b) Whalen recognizes and agrees that in the event of a violation of any of the Restrictive Covenants, the period during which Whalen shall not compete shall be suspended during the period Whalen is engaged in conduct constituting such violation and shall resume after such violation has been remedied to the satisfaction of Tetra Tech.

               (c) Tetra Tech shall provide notice to Whalen, in the manner provided in Section 4 hereof, at such time as (i) a suspension is in effect and
            ---------
(ii) the violation has been remedied to the satisfaction of Tetra Tech.

               (d) The remedies set forth in subparagraph (a) above shall not limit, eliminate, prohibit or restrict any other rights that Tetra Tech may have under law for violation by Whalen of this Agreement and shall not be mutually exclusive and any one or all may be pursued without the pursuit of one impairing or precluding the pursuit of another.

                                      3.

          3.   Severability of Restrictive Covenants.  It is understood and
               -------------------------------------
agreed by the parties hereto that the provisions of each of the preceding sections of this Agreement are independent of and severable from each other and the invalidity of any section or any portion thereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in Section 1 hereof are reasonable, are properly
                              ---------
required for the adequate protection of the business of Tetra Tech and that in the event such time limitation and/or geographic scope is deemed to be unreasonable by the final decision of a court of competent jurisdiction, Tetra Tech and Whalen agree to submit to such revision or modification thereof as said court shall deem reasonable.

          4.   Notices.  Any notice or other communication required or permitted
               -------
hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by registered airmail letter, postage prepaid, or by facsimile transmission followed by U.S. Mail, addressed as follows:

               (a)  If to Tetra Tech:

                         Tetra Tech, Inc.
                         630 N. Rosemead Boulevard
                         Pasadena, California  91107-2190
                         Attention:  Chief Executive Officer
                         Facsimile:  (818) 351-1188

               (b)  If to Whalen:

                         Daniel A. Whalen
                         5866 Ostrander Road
                         Oakland, California  94618
                         Facsimile:  (510) 547-1345

                    with a copy to:

                         Piper & Marbury L.L.P.
                         36 S. Charles Street
                         Baltimore, Maryland  21201
                         Attention:  Elizabeth Grieb, Esq.
                         Facsimile:  (410) 539-0489

or to such other address or facsimile number as any of the persons designated above may have specified in a notice or communication duly given to the other designated person as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered or telecopied, or if mailed, two days thereafter.

                                      4.

          5.   Assignability.  This Agreement shall be binding upon and inure to
               -------------
the benefit of Tetra Tech, and its successors and assigns. This Agreement shall not be assignable by Whalen.

          6.   Entire Agreement.  Except for the Employment Agreement, this
               ----------------
Agreement contains the entire agreement among Whalen and Tetra Tech with respect to the subject matter hereof.

          7.   Waivers, Amendments and Further Agreements.  Neither this
               ------------------------------------------
Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 7, may be waived, modified or amended in
                             ---------
whole or in part as against Tetra Tech or Whalen except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

          8.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          9.   Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

                              TETRA TECH, INC.


                              By:   ___________________________________
                                    Li-San Hwang
                                    President and Chief Executive Officer


                              _________________________________________
                              Daniel A. Whalen

                                      5.

                                                                    EXHIBIT 7.2D

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------



       This Registration Rights Agreement (the "Agreement") is entered into as of June 11, 1997 by and among Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), and the parties listed on Schedule A attached hereto (each, a "Holder"
                                  ----------
and collectively, the "Holders").


                                R E C I T A L S
                                - - - - - - - -

          A. Tetra Tech, Whalen & Company, Inc., a Delaware corporation, Whalen Service Corps Inc., a Delaware corporation (collectively, the "Companies"), and the Holders are parties to an Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement"), pursuant to which the Companies will merge with and into Tetra Tech; and

          B. Pursuant to the Reorganization Agreement, the stockholders of the Companies will receive (i) shares of the common stock, $.01 par value, of Tetra Tech ("Tetra Tech Common Stock"), and (ii) shares of the Series A Preferred Stock, $.01 par value, of Tetra Tech ("Tetra Tech Preferred Stock"), which are convertible into shares of Tetra Tech Common Stock; and

          C. This Agreement is the Registration Rights Agreement referred to in Section 7.2 of the Reorganization Agreement and, pursuant thereto, must be
   -----------
entered into by the parties as a condition to the consummation of the transactions contemplated by the Reorganization Agreement.


                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended from time to time.

               "Form S-3" shall mean such form under the Securities Act as in
                --------
effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Tetra Tech with the SEC.

               "Prospectus" shall mean the prospectus included in any
                ----------
Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

               "Register", "registered" and "registration" shall mean and refer
                --------    ----------       ------------
to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

               "Registration Expenses" shall have the meaning set forth in
                ---------------------
Section 6.

               "Registrable Securities" shall mean the shares of Tetra Tech
                ----------------------
Common Stock (i) issued pursuant to the Reorganization Agreement, (ii) issued upon conversion of the Tetra Tech Preferred Stock, and (iii) issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however,
                                                           --------  -------
that Registrable Securities shall not include any shares of Tetra Tech Common Stock that have previously been registered or sold to the public or have been sold in a private transaction.

               "Registration Statement" shall mean any registration statement of
                ----------------------
Tetra Tech in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "Rule 144" shall mean Rule 144 promulgated under the Securities
                --------
Act or any similar successor rule, as the same shall be in effect from time to time.

               "Rule 144A" shall mean Rule 144A promulgated under the Securities
                ---------
Act or any similar successor rule, as the same shall be in effect from time to time.

               "Rule 145" shall mean Rule 145 promulgated under the Securities
                --------
Act, or any similar successor rule, as the same shall be in effect from time to time.

               "Rule 415" shall mean Rule 415 promulgated under the Securities
                --------
Act, or any similar successor rule, as the same shall be in effect from time to time.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended from time to time.

                                      2.

               "SEC" shall mean the Securities and Exchange Commission.
                ---

               "Underwritten registration" or "underwritten offering" shall mean
                -------------------------      ---------------------
a registration in which securities of Tetra Tech are sold to an underwriter or through an underwriter as agent for reoffering to the public.

          2.   Tetra Tech Registration. If Tetra Tech shall determine to
               -----------------------
register any shares of Tetra Tech Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Tetra Tech Common Stock, for its own account or for the account of any stockholder (other than a registration relating to the sale of securities to employees of Tetra Tech pursuant to an employee benefit plan or pursuant to a transaction of the type described in Rule 145 under the Securities Act), the Holders shall be entitled to include Registrable Securities in such registration (and related underwritten offering, if any) on the following terms and conditions:

               (a) Tetra Tech shall promptly give written notice of such determination to each Holder and each such Holder shall have the right to request, by written notice given to Tetra Tech within 30 days of the receipt by such Holder of such notice, that a specific number of Registrable Securities held by such Holder be included in such Registration Statement;

               (b) If the Registration Statement relates to an underwritten offering, the notice called for by Section 2(a) shall specify the name of the
                                   ------------
managing underwriter for such offering and the number of securities to be registered for the account of Tetra Tech and for the account of any other stockholder of Tetra Tech;

               (c) If the Registration Statement relates to an underwritten offering, each Holder to be included therein must (i) sell such person's Registrable Securities on the same basis provided in the underwriting arrangements approved by Tetra Tech and (ii) complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC;

               (d) If the managing underwriter for the underwritten offering under the Registration Statement to be filed by Tetra Tech determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, Tetra Tech shall be permitted to include all shares of capital stock to be registered thereby; (ii) second, the Holders, on a pro rata basis based on the total number of Registrable Securities held thereby (or on such other basis as may be agreed among them), shall be allowed to include such amount of the Registrable Securities as the managing underwriter deems appropriate; and (iii) third, any other selling stockholder exercising piggyback registration rights shall be

                                      3.

allowed to include securities in such amounts as may be deemed appropriate by such managing underwriter;

               (e) Holders shall have the right to withdraw their Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, they may only do so during the time period and on terms deemed appropriate by the underwriters for such underwritten offering; and

               (f) Tetra Tech shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effective date of
                                        ---------
such registration for any reason without liability to any Holder as a result thereof, whether or not any Holder has elected to include such securities in such registration.

          3.   Form S-3 Registration.
               ---------------------

               (a) Tetra Tech shall file a Registration Statement on Form S-3 providing for the sale by the Holders, pursuant to Rule 415, and/or any similar rule that may be adopted by the SEC, of the Registrable Securities, and Tetra Tech shall use all commercially reasonable efforts to cause such Registration Statement to become effective on or before December 10, 1997 and to keep such Registration Statement continuously effective for a period ending on the date on which all Holders are eligible to sell Registrable Securities under Rule 144(k) (or similar successor Rule).

               (b) No Holder shall have the right to register securities under this Agreement unless such Holder provides and/or confirms in writing prior to or after the filing of the Registration Statement such information (including, without limitation, information as to the number of Registrable Securities that such Holder has sold pursuant to any such Registration Statement from time to time) as Tetra Tech requests in connection with such Registration Statement.

               (c) Notwithstanding the foregoing, for a period not to exceed 90 days in any 12-month period, Tetra Tech shall not be obligated to prepare and file, or be prevented from delaying or abandoning, the Registration Statement required hereunder if Tetra Tech, in its good faith judgment, reasonably believes that the filing or maintenance of such Registration Statement would require the disclosure of material non-public information regarding Tetra Tech and, accordingly, that the filing thereof, at the time requested, or the offering of Tetra Tech Common Stock pursuant thereto, would materially and adversely affect (A) a pending or scheduled public offering or private placement of securities of Tetra Tech, (B) an acquisition, merger, consolidation or similar transaction by or of Tetra Tech, (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (D) the financial condition of Tetra Tech in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby.

                                      4.

          In the event that Tetra Tech, in good faith, reasonably believes that such conditions are continuing after such 90-day period, it may, with the consent of the Holders of a majority of the Registrable Securities subject (or to be subject) to the Registration Statement, which consent shall not be unreasonably withheld, extend such 90-day period for an additional 30 days. Any further delay shall require the consent of the Holders of all such shares.

          4.   Restrictions on Public Sale by Holders of Registrable Securities.
               ----------------------------------------------------------------
Each Holder whose Registrable Securities are included (in whole or in part) in a Registration Statement filed by Tetra Tech under Section 2 for sale in an
                                                 ---------
underwritten offering agrees, if requested by the managing underwriter of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same series and class as (or securities exchangeable or exercisable for or convertible into securities of the same series and class as) the Registrable Securities included in the Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the ten day period prior to, and during the 180 day period (or shorter period requested by the underwriter) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by Tetra Tech or the managing underwriter.

          5.   Registration Procedures.  In connection with Tetra Tech's
               -----------------------
registration obligations pursuant to Sections 2 or 3 hereof, Tetra Tech will use
                                     ----------    -
its diligent efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto Tetra Tech will:

               (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective; provided that, before filing
                                                 --------
any Registration Statement or Prospectus or any amendments or supplements thereto, Tetra Tech will furnish to the Holders of the Registrable Securities covered by such Registration Statement and their counsel, copies of all such documents proposed to be filed at least ten days prior thereto, and Tetra Tech will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any such Holder shall reasonably object within such ten day period; provided, further, that Tetra Tech will not
                                   --------  -------
name or otherwise provide any information with respect to any Holder in any Registration Statement or Prospectus without the express written consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder;

               (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement;

                                      5.

               (c) promptly notify the selling Holders (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Tetra Tech of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in light of the circumstances then existing;

               (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

               (e) furnish to each selling Holder, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (f) deliver to each selling Holder, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as such Holder may reasonably request; Tetra Tech consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

               (g) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the selling Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling Holder reasonably requests, and use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement, provided that under no circumstances shall
--------

                                      6.

Tetra Tech be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (h) cooperate with the selling Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request;

               (i) upon the occurrence of any event contemplated by
Section 5(c)(v) above, prepare a supplement or post-effective amendment to the
---------------
Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (j) make generally available to the holders of Tetra Tech's outstanding securities earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12 month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of Tetra Tech's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12 month period;

               (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

               (l) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Tetra Tech Common Stock is then listed, and admitted to trading on the Nasdaq Stock Market, if the Tetra Tech Common Stock is then admitted to trading on the Nasdaq Stock Market;

               (m) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as a majority of the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                                      7.

               (n) cooperate with the selling Holders and the managing underwriter or underwriters in their marketing efforts with respect to the sale of the Registrable Securities, including participation by Tetra Tech management in "road show" presentations.

Each Holder agrees that, upon receipt of any notice from Tetra Tech of the happening of any event of the kind described in Section 5(c)(v) hereof, such
                                                ---------------
Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof, or until it is advised in writing by Tetra
                ------------
Tech that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of Tetra Tech to take any action pursuant to this
Section 5 with respect to the Registrable Securities of any selling Holder that
---------
such Holder shall furnish to Tetra Tech such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

          6.   Registration Expenses. All expenses incident to any registration
               ---------------------
to be effected hereunder and incident to Tetra Tech's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of Tetra Tech's counsel and of independent certified public accountants of Tetra Tech (including the expenses of any special audit required by or incident to such performance), the fees of one counsel representing the Holders in such offering, expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, which will be borne by the Holders), all such expenses being herein called "Registration Expenses," will be borne by Tetra Tech. Tetra Tech will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by Tetra Tech.

          7.   Indemnification.
               ---------------

               (a)  Indemnification by Tetra Tech. Tetra Tech agrees to
                    -----------------------------
indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any
                       ----------
and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto,

                                      8.

(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by Tetra Tech of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that Tetra Tech will not be liable to any Holder to the extent
         --------
that such Damages arise from or are based upon any untrue statement or omission
(x) based upon written information furnished to Tetra Tech by such Holder expressly for the inclusion in such Registration Statement, (y) made in any preliminary prospectus if such Holder failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the party asserting the claim underlying such Damages and such Prospectus would have corrected such untrue statement or omission and (z) made in any Prospectus if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus and such Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages.

               (b)  Indemnification by Holder of Registrable Securities. Each
                    ---------------------------------------------------
Holder of Registrable Securities whose Registrable Securities are sold under a Prospectus which is a part of a Registration Statement agrees to indemnify and hold harmless Tetra Tech, its directors and each officer who signed such Registration Statement and each person who controls Tetra Tech (within the meaning of Section 15 of the Securities Act), and each other Holder of Registrable Securities whose Registrable Securities are sold under the Prospectus which is a part of such Registration Statement (and such Holder's officers, directors and employees and each person who controls such Holder within the meaning of Section 15 of the Securities Act), under the same circumstances as the foregoing indemnity from Tetra Tech to each Holder of Registrable Securities to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Holder furnished in writing to Tetra Tech by such Holder expressly for use therein, provided that in
                                                                --------
no event shall the aggregate liability of any selling Holder of Registrable Securities exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Tetra Tech and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

               (c)  Conduct of Indemnification Proceedings. Any person entitled
                    --------------------------------------
to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any
                                                  --------  -------
person entitled to indemnification hereunder shall have

                                      9.

the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 7(c), the terms "indemnifying party", "indemnified party" and other
     ------------
terms of similar import are intended to include only Tetra Tech (and its officers, directors and control persons as set forth above) on the one hand, and the Holders (and their officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

               (d)  Contribution.  If for any reason the foregoing indemnity is
                    ------------
unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i)
                                                                      ----------
above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 7(b) hereof was available. No person guilty of
                    ------------
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any person to contribute pursuant to this Section 7(d) shall be several and not joint.
                            ------------

               (e)  Timing of Payments. An indemnifying party shall make
                    ------------------
payments of all amounts required to be made pursuant to the foregoing provisions of this

                                      10.

Section 7 to or for the account of the indemnified party from time to time
---------
promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

               (f)  Survival. The indemnity and contribution agreements
                    --------
contained in this Section 7 shall remain in full force and effect, regardless of
                  ---------
any investigation made by or on behalf of a participating Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by such Holder.

          8.   Preparation; Reasonable Investigation. In connection with the
               -------------------------------------
preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

               (a) Tetra Tech shall, with respect to a Registration Statement filed pursuant to Section 3, give the Holders of such Registrable Securities so
                  ---------
registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

               (b) Tetra Tech shall give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of Tetra Tech with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

          9.   Rule 144.   Tetra Tech covenants that it will use commercially
               --------
reasonable efforts to file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Tetra Tech will deliver to such holder a written statement verifying that it has complied with such information and requirements.

          10.  Specific Performance. Each Holder, in addition to being entitled
               --------------------
to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Tetra Tech agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a

                                      11.

breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          11.  Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Schedule A, or at such other address
                                          ----------
as such Holder or permitted assignee shall have furnished to Tetra Tech in writing, or (b) if to Tetra Tech, at such address or facsimile number as Tetra Tech shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

          12.  Successors and Assigns: Assignment of Rights.  The rights and
               --------------------------------------------
benefits of a Holder hereunder may not be assigned to a transferee or assignee, without the consent of Tetra Tech; provided, however, that, no later than the
                                   --------  -------
10th day prior to the filing of the Registration Statement under Section 3
                                                                 ---------
hereof, the rights and benefits of a Holder hereunder may be transferred in connection with a transfer or assignment of any Registrable Securities held by such Holder (i) by gift to immediate family members of such Holder, or trusts or other entities for the sole benefit thereof, or (ii) by gift to any entity in which such Holder, his or her immediate family members, or trusts or other entities for the sole benefit thereof beneficially own all of the voting securities; provided, however, that in each case, the transferee executes an
            --------  -------
instrument pursuant to which the transferee agrees to be bound by the terms and conditions hereof as a Holder, and such other documents as Tetra Tech or its counsel may reasonably require, after which, such transferee shall be deemed a "Holder" hereunder. Any transfer of Registrable Securities, and rights hereunder, shall be subject to compliance with applicable securities laws and the restrictions contained in the Investment Letter executed by each Holder pursuant to the Reorganization Agreement.

          13.  Severability. In the event that any one or more of the provisions
               ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          14.  Entire Agreement; Amendment; Waiver.  This Agreement, the
               -----------------------------------
Reorganization Agreement and the other agreements contemplated thereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Without limiting the foregoing, the rights of the Holders to registration pursuant to the terms of this Agreement shall be subject to the limitations on resale contained in the Investment Letter (as defined in the Reorganization Agreement). Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Tetra Tech and the holders of at least 51% of the Registrable Securities and any such amendment, waiver, discharge or termination shall be

                                      12.

binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party.

          15.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be original, and all of which together shall constitute one instrument.

          16.  Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws thereof.

          17.  No Third Party Beneficiaries.  The covenants and agreements set
               ----------------------------
forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          TETRA TECH:         TETRA TECH, INC.


                              By:  _____________________________________________
                                   Li-San Hwang
                                   President and Chief Executive Officer


          HOLDERS:            _____________________________________
                              Daniel A. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - D


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen

                                      13.

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - D


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - D


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - K


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen

                                      14.

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - K


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen


                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - K


                              By:  ________________________________
                                   Daniel A. Whalen


                              By:  ________________________________
                                   Katharine C. Whalen

                                      15.

                                                                      SCHEDULE A
                                                                      ----------

                              SCHEDULE OF HOLDERS

                                            Number of Shares of Tetra Tech
                                             Common Stock and Tetra Tech
                                           Preferred Stock Issued Pursuant
 Holder's Name/Address/Telecopier No.       to the Reorganization Agreement
--------------------------------------    -----------------------------------

Daniel A. Whalen                          1,617,000 shares of Common Stock
586 Ostrander Road                        1,185,646 shares of Preferred Stock
Oakland, California  94618
(510) 547-1345

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the MJW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - D
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the ACW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - D
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the MCW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - D
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the MJW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - K
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

                                      16.

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the ACW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - K
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

Daniel A. Whalen and Katharine C.         10,500 shares of Common Stock
  Whalen as Trustees for the MCW          7,699 shares of Preferred Stock
  Whalen Trust 1997 - K
586 Ostrander Road
Oakland, California  94618
(510) 547-1345

                                      17.

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2

          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3

transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.   It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4

           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,


                              _____________________________________
                              Daniel A. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2

          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3

transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.   It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4

           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - D


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------



                                 June 11, 1997



Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2

          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3

transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8. It is understood and agreed that the legends called for by Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4

           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - D


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2

          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3


transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.    It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4


           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - D


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2

          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3


transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.    It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4



           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MJW Whalen Trust 1997 - K


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2


          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3


transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.    It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4


           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the ACW Whalen Trust 1997 - K


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2E

                               Investment Letter
                               -----------------





                                 June 11, 1997





Tetra Tech, Inc.
630 N. Rosemead Boulevard
Pasadena, California  91107-2190

Gentlemen:

          Reference is hereby made to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement") among the undersigned, Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service") (WhalenCo and Whalen Service are sometimes referred to collectively as the "Whalen Companies"). Pursuant to the Agreement, the Whalen Companies will be merged with and into Tetra Tech (the "Merger").

          Pursuant to the Agreement and the Merger, the undersigned will receive shares of common stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Common Stock") and shares of Series A Preferred Stock, par value $.01 per share, of Tetra Tech ("Tetra Tech Preferred Stock") (Tetra Tech Common Stock and Tetra Tech Preferred Stock are sometimes referred to collectively as "Tetra Tech Capital Stock") which have not been registered under the Securities Act of 1933, as amended (the "Act"). The undersigned will receive such shares of Tetra Tech Capital Stock in exchange for shares owned by the undersigned of (i) common stock, par value $1.00 per share, of WhalenCo ("WC Common Stock") and (ii) common stock, par value $1.00 per share, of Whalen Service ("WS Common Stock"). The sale and issuance of shares of Tetra Tech Capital Stock to the undersigned pursuant to the Agreement will not be registered under the Act.

          In order to permit Tetra Tech and its counsel to determine that the undersigned's execution of the Agreement satisfies the requirements of Section 4(2) of the Act and/or Regulation D promulgated under the Act, the undersigned represents, warrants and covenants as follows:

Tetra Tech, Inc.
June 11, 1997
Page 2


          1. The undersigned shall not make any sale, transfer or other disposition of Tetra Tech Capital Stock in violation of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission").

          2. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Tetra Tech Capital Stock, to the extent the undersigned felt necessary, with counsel for the Companies.

          3. The undersigned has been advised that because the sale and issuance of the shares of Tetra Tech Capital Stock being issued under the Agreement have not been registered under the Act, and because the distribution by the undersigned of Tetra Tech Capital Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Tetra Tech Capital Stock issued to the undersigned pursuant to the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Tetra Tech, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. The undersigned has received and carefully read the documents provided by Tetra Tech pursuant to Section 5.5 of the Agreement, and understands
                                   -----------
and has evaluated the risks of an acquisition of the shares of Tetra Tech Capital Stock. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Companies and Tetra Tech concerning the terms and conditions of the Agreement, the business and financial conditions of the Companies and Tetra Tech, respectively, and other matters pertaining to this acquisition, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the undersigned to evaluate the merits and risks of an acquisition of shares of Tetra Tech Capital Stock, and has not been furnished with or relied on any other offering literature or prospectus except as mentioned herein. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tetra Tech Capital Stock, has obtained, in the undersigned's judgment, sufficient information from Tetra Tech to evaluate the merits and risks of an investment in Tetra Tech Capital Stock, and has determined that Tetra Tech Capital Stock is a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of the undersigned's investment.

          5. The undersigned understands that, except as set forth in the Registration Rights Agreement dated as of June 11, 1997 among Tetra Tech, the undersigned and the other parties named therein, Tetra Tech is under no obligation to register the sale,

Tetra Tech, Inc.
June 11, 1997
Page 3


transfer or other disposition of Tetra Tech Capital Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to Tetra Tech's transfer agent with respect to Tetra Tech Capital Stock and that there will be placed on the certificates for Tetra Tech Capital Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (ii) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION."

          7. The undersigned also understands that unless the transfer by the undersigned of Tetra Tech Capital Stock received by the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 144, Tetra Tech reserves the right to put the legend set forth in Section 6
                                                                       ---------
above on the certificates issued to the transferee of the undersigned.

          8.    It is understood and agreed that the legends called for by

Sections 6 and 7 above shall be removed by delivery of substitute certificates
----------     -
without such legend if the undersigned shall have delivered to Tetra Tech a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Tetra Tech, to the effect that such legend is not required for purposes of the Act, or other evidence satisfactory to Tetra Tech that the shares represented by the certificate may be sold pursuant to Rule 144(k) promulgated by the Commission under the Act (or similar successor rule).

Tetra Tech, Inc.
June 11, 1997
Page 4


           9. This letter shall be governed by the laws of the State of Delaware.

                              Very truly yours,

                              Daniel A. Whalen and Katharine C. Whalen as
                              Trustees for the MCW Whalen Trust 1997 - K


                              By:   ________________________________
                                    Daniel A. Whalen


                              By:   ________________________________
                                    Katharine C. Whalen


Accepted this 11th day of
June, 1997 by

TETRA TECH, INC.


By:  _________________________________
     Li-San Hwang
     President and Chief Executive Officer

                                                                    EXHIBIT 7.2F





                                 June 11, 1997

                                                                      21.088.016


Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
3675 Mount Diablo Boulevard, Suite 360
Lafayette, California 94549


           Re: Agreement and Plan of Reorganization dated June 11, 1997 by and among Tetra Tech, Inc., Whalen & Company, Inc., Whalen Service Corps Inc., and the Stockholders named therein (the "Agreement")
                ----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), in connection with the merger of Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service"), with and into Tetra Tech pursuant to the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement. This opinion is rendered pursuant to Section 7.2(b)(ii).

           In connection with this opinion, we have examined the following documents:

           (a) an originally executed counterpart of the Agreement;

           (b) an originally executed Certificate of Merger;

           (c) an originally executed counterpart of the Noncompetition
Agreement;

           (d) an originally executed counterpart of the Registration Rights Agreement;

           (e) an originally executed counterpart of the Employment Agreement;

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 2



          (f) the Certificate of Incorporation of Tetra Tech and all amendments thereto, including but not limited to the Certificate of Designation, and the Bylaws of Tetra Tech, Inc. and all amendments thereto;

          (g) the Articles of Incorporation of HSI GeoTrans, Inc., a Virginia corporation ("HSI GeoTrans"), and all amendments thereto, and the Bylaws of HSI GeoTrans and all amendments thereto;

          (h) the Certificate of Incorporation of Tetra Tech EM Inc., a Delaware corporation ("EMI"), and all amendments thereto, and the Bylaws of EMI and all amendments thereto;

          (i) the Articles of Incorporation of KCM, Inc., a Washington corporation ("KCM"), and all amendments thereto, and the Bylaws of KCM and all amendments thereto; and

          (j) a certified copy of the resolutions adopted by the Board of Directors of Tetra Tech authorizing the execution and delivery by Tetra Tech of the Agreement and all other documents executed and delivered by Tetra Tech in connection therewith and the transactions contemplated thereby.

          We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to this opinion, we have relied upon certificates, statements and representations of Tetra Tech and certificates and other advices of public officials.

          We have also assumed, for purposes of the opinions expressed herein, that each of WhalenCo and Whalen Service, and each of the Stockholders, as applicable, has the power, authority and capacity to enter into and perform the Agreement, the Noncompetition Agreement, the Registration Rights Agreement and the Employment Agreement, as applicable, and that the Agreement, the Noncompetition Agreement, the Registration Rights Agreement and the Employment Agreement have been duly authorized, executed and delivered by each of WhalenCo and Whalen Service, and each of the Stockholders, as

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 3

applicable, and constitute the legal, valid and binding obligations of each of WhalenCo and Whalen Service, and each of the Stockholders, as applicable, enforceable against each of them, as applicable, in accordance with their respective terms.

          We have investigated such questions of law for the purposes of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice in the State of California and we are only opining herein as to the effect on the subject transactions of United States federal law, the law of the State of California and the General Corporation Law of the State of Delaware (the "Corporation Law"), as such laws are in effect on the date of this opinion. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction. We note that the Agreement and the Registration Rights Agreement provide that they shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, and that we are not opining herein under the laws of the State of Delaware (other than the Corporation Law). Accordingly, we are delivering the opinion expressed in paragraph 2 assuming that the Agreement and the Registration Rights Agreement are governed by the internal laws of the State of California (without giving effect to conflict of law principles). In particular, we express no opinion with respect to (i) state securities or "blue sky" laws, or (ii) federal or state antifraud laws (whether arising under federal or state securities laws or otherwise). In our opinion expressed in paragraph 1 with respect to foreign qualifications, we have relied solely upon certain standard compilations of the applicable statutes of states other than California which we believe are current and which may be subject to judicial or regulatory interpretations and modifications, and such opinions are expressly qualified to the extent that such compilations are not fully current or do not reflect such judicial or regulatory interpretations or modifications. The opinions set forth herein are given as of the date hereof, and we assume no responsibility to update such opinions for events that may occur after such date.

           On the basis of the foregoing and in reliance thereon, we are of the opinion that:

          1. Each of Tetra Tech and each of HSI GeoTrans, EMI and KCM (each, a "Significant Subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties, and to carry on its

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 4


business as such is now being conducted. Each of Tetra Tech and each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or business of Tetra Tech and its subsidiaries, considered as a whole (a "Material Adverse Effect").

          2. Tetra Tech has all requisite corporate power and authority to execute and deliver the Agreement and the Certificate of Merger, and the Employment Agreement, the Noncompetition Agreement and the Registration Rights Agreement (collectively, the "Related Agreements"), and to consummate the transactions and to perform its obligations contemplated thereby. Tetra Tech has taken all necessary corporate action to authorize the execution and delivery of the Agreement, the Certificate of Merger and the Related Agreements, the performance of its obligations thereunder and the consummation of the Merger pursuant thereto. Pursuant to Section 251(f) of the Corporation Law, and in reliance upon a statement by U.S. Stock Transfer Corporation, Tetra Tech's transfer agent, as to the number of shares of Tetra Tech Common Stock outstanding on June 2, 1997, the vote of the stockholders of Tetra Tech is not required in connection with the Merger. Each of the Agreement and the Related Agreements has been duly executed and delivered by Tetra Tech and each is the valid and binding obligation of Tetra Tech, enforceable against Tetra Tech in accordance with its respective terms.

          3.    The authorized capital stock of Tetra Tech is as set forth in
Section 5.2 of the Agreement. All of the outstanding shares of Tetra Tech Common Stock are duly authorized and are validly issued, fully paid and nonassessable. To the best of our knowledge, except for (i) the transactions contemplated by the Agreement, (ii) stock options granted or to be granted to Tetra Tech's officers, directors, employees, consultants and advisors pursuant to any Tetra Tech stock option plan listed on the Tetra Tech Disclosure Schedule, or (iii) shares to be issued under Tetra Tech's Employee Stock Purchase Plan, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of Tetra Tech's capital stock, or securities convertible into or exchangeable for any such capital stock. The shares of Tetra Tech Common Stock and Tetra Tech Preferred Stock to be issued pursuant to the Agreement will, upon the effectiveness of the Certificate of Designation and the Certificate of Merger, be duly authorized, validly issued, fully paid and nonassessable.

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 5


          4. The execution and delivery by Tetra Tech of the Agreement, the Certificate of Merger and the Related Agreements, and the consummation by Tetra Tech of the transactions contemplated thereby, will not (i) violate any provision of the Certificate of Incorporation or Bylaws of Tetra Tech, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of, any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document known to us to which Tetra Tech is a party or by which Tetra Tech or any of its properties or assets may be bound, (iii) violate any order, writ, injunction or decree known to us, or any law, statute, rule or regulation of the State of California, the United States or the Corporation Law applicable to Tetra Tech or any of its properties or assets, or (iv) to the best of our knowledge, give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Tetra Tech's businesses, except for such violations, conflicts, breaches, liens, charges or encumbrances referred to in clauses (ii) through
(iv) above as would not have a Material Adverse Effect.

          5. No approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Tetra Tech of the Agreement, the Certificate of Merger and the Related Agreements, as applicable, or the consummation by Tetra Tech of the transactions contemplated thereby, except for (i) the filing of the Certificate of Designation and Certificate of Merger with the Delaware Secretary of State,
(ii) the filing required under the HSR Act, and (iii) those approvals, consents and filings which, if not obtained, would not have a material adverse impact on the ability of Tetra Tech to perform its business as currently conducted or on the ability of Tetra Tech to execute and deliver the Agreement, the Certificate of Merger and the Related Agreements, as applicable, or to consummate the transactions contemplated thereby.

          6. To the best of our knowledge, there is no pending or threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting (i) Tetra Tech or any director, officer or employee of Tetra Tech in his or her capacity as such, or the assets, properties or business of Tetra Tech, which would, if decided adversely, have a Material Adverse Effect, or (ii) the transactions contemplated by the Agreement.

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 6


          7. Pursuant to the terms of the Corporation Law, the Certificate of Merger is in a form suitable for filing in the Office of the Delaware Secretary of State, and upon filing and acceptance of the Certificate of Merger in such office, the Merger will be effective under the laws of the State of Delaware.

           Our opinions expressed in paragraph 2 are subject to and limited by the following:

                     (i) the effect of (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (B) principles of equity, regardless of whether the enforcement is sought in a proceeding at law or in equity;

                     (ii) the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing or which subject the enforceability of such covenants or provisions under such circumstances to notions of materiality, reasonableness or impairment of security;

                     (iii) the enforceability under certain circumstances of any provision in any document expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

                     (iv) the unenforceability under certain circumstances of any provision in any document to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 7


                     (v) the unenforceability under certain circumstances of any provision in any document indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy;

                     (vi) the unenforceability of any provision in any document relating to payment or reimbursement of attorneys' fees in excess of statutory limits or an amount determined to be reasonable by any court or other tribunal;

                     (vii) the effect on enforceability of rights and remedies resulting from certain procedural requirements, such as statutes of limitation, the required format and timing of service of process, court filings, recordation and notices which must meet the minimum statutory requirements; and

                     (viii) the unenforceability of any provisions regarding covenants not to compete which conflict with Section 16600 et seq. of the California Business and Professions Code relating to the invalidity of contracts by which a party is restrained from engaging in a lawful profession, trade or business of any kind.

          As used in this opinion, the expression "to the best of our knowledge," "known to us" or similar language with reference to matters of fact means that, during the course of our representation of Tetra Tech, no information that would give us current actual knowledge of the inaccuracy of such statement has come to our attention. Further, the expression "to the best of our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Tetra Tech solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Tetra Tech or the rendering of the opinions set forth herein.

          We advise you that certain principals and other persons associated with this firm own shares of Tetra Tech Common Stock.

Whalen & Company, Inc.
Whalen Service Corps Inc.
 and their Stockholders
June 11, 1997
Page 8


          This opinion has been rendered solely for your use in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person for any reason whatsoever.

                                  Very truly yours,